               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                  UNITED NATIONAL BANCORP
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                      [LOGO OF UNITED NATIONAL BANCORP]

                               1130 Route 22 East
                         Bridgewater, New Jersey 08807

                        -------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 17, 2001

                        -------------------------------

To Our Shareholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the 'MEETING') of United National Bancorp (the 'CORPORATION') will be held at the Headquarters Building of the Corporation, 1130 Route 22 East, Bridgewater, New Jersey, on April 17, 2001 at 10:00 a.m. local time, for the purpose of considering and voting upon the following matters:

        1. Electing four persons to serve as directors of the Corporation for the terms specified in the proxy statement.

        2. Approval of the Corporation's 2001 Non-Employee Director Long Term Equity Plan, which provides for options to purchase the Corporation's Common Stock and other stock based incentive grants to be issued to directors of the Corporation who are not also employees, as more fully set forth in the proxy statement.

        3. Approval of the Corporation's 2001 Officer Long Term Equity Plan, which provides for options to purchase the Corporation's Common Stock and other stock based incentive grants to be issued to officers of the Corporation, as more fully set forth in the proxy statement.

        4. Such other business as may properly come before the Meeting or any adjournment thereof.

    Only those shareholders of record as of the close of business on February 28, 2001 will be entitled to notice of, and to vote at, the Meeting. A list of such shareholders will be available at the Meeting.

    AN ANNUAL DISCLOSURE STATEMENT COVERING THE CORPORATION'S FINANCIAL RESULTS FOR THE PAST TWO YEARS IS AVAILABLE, BY REQUEST, AT ALL BRANCHES OF THE CORPORATION'S SUBSIDIARY, UNITED NATIONAL BANK ('UNB') AND THAT DISCLOSURE STATEMENT AND A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) MAY BE OBTAINED BY WRITING RALPH L. STRAW, JR., VICE PRESIDENT, GENERAL COUNSEL & SECRETARY, UNITED NATIONAL BANCORP, P.O. BOX 6000, 1130
ROUTE 22 EAST, BRIDGEWATER, NEW JERSEY 08807-0010, OR BY CALLING 908-429-2409.

                                          By Order of the Board of Directors

                                          Ralph L. Straw, Jr.

                                          Ralph L. Straw, Jr.
                                          Vice President, General Counsel &
                                          Secretary

Bridgewater, New Jersey
March 27, 2001

    THE ATTACHED PROXY STATEMENT SHOULD BE READ CAREFULLY. SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION. IF YOU ATTEND THE MEETING, YOU MAY SUPERSEDE YOUR EXECUTED PROXY BY VOTING IN PERSON.

    THIS YEAR'S ANNUAL MEETING IS BEING HELD AT THE HEADQUARTERS BUILDING OF THE CORPORATION, 1130 ROUTE 22 EAST, BRIDGEWATER, NEW JERSEY.

                       [LOGO OF UNITED NATIONAL BANCORP]

                               1130 Route 22 East
                         Bridgewater, New Jersey 08807

                            ------------------------

                                PROXY STATEMENT
                              Dated March 27, 2001

                            ------------------------

                      GENERAL PROXY STATEMENT INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United National Bancorp ('UNITED NATIONAL' or the 'CORPORATION') of proxies for use at the Annual Meeting of Shareholders of the Corporation (the 'MEETING') to be held at the Headquarters Building of the Corporation, 1130 Route 22 East, Bridgewater, New Jersey, on April 17, 2001 at 10:00 a.m. local time. This Proxy Statement is first being mailed to shareholders on approximately March 27, 2001.

                               VOTING INFORMATION

    The record date for determining shareholders entitled to notice of and to vote at the Meeting is February 28, 2001. Only shareholders of record as of that date will be entitled to notice of, and to vote at, the Meeting.

    On the record date, 15,122,588, shares of the Corporation's Common Stock, $1.25 par value, were outstanding and eligible to be voted at the Meeting. Each share of the Corporation's Common Stock is entitled to one vote.

    All shares represented by valid proxies received pursuant to this solicitation will be voted as directed. However, if a proxy solicited by the Board of Directors does not specify how it is to be voted, it will be voted as the Board recommends. The Board recommends a vote FOR the election of the four nominees for director who are named in this Proxy Statement, FOR the Corporation's 2001 Stock Option Plan for Non-Employee Directors (the 'DIRECTOR PLAN'), which provides for options to purchase shares and restricted stock grants of United National Common Stock to be issued to directors of the Corporation who are not also employees, and FOR the adoption of the Corporation's 2001 Officer Long Term Equity Plan (the 'OFFICER PLAN'), which provides for stock based incentive performance awards for executives and other officers of the Corporation and its subsidiaries. The two Plans call for the issuance of up to 1,000,000 shares (total combined limit) of United National Common Stock. Should any other matters properly come before the Meeting, the persons named as proxies will vote upon such matters according to their discretion unless the shareholder otherwise specifies in the proxy.

    Please return your proxy in the enclosed envelope (addressed to The Registrar and Transfer Company, serving as Registrar of our stock) sufficiently early to assure that it will be received prior to the time set for the Meeting. You are, of course, welcome to attend the Meeting and vote in person if you wish.

    Please note that proxies may be revoked in person at the Meeting, or by written and signed order of the shareholder if the revocation notice is delivered to the Corporation's Headquarters, P.O. Box 6000, 1130 Route 22 East, Bridgewater, New Jersey 08807, Attention: Ralph L. Straw, Jr., Vice President, General Counsel & Secretary, prior to 10:00 a.m. on April 17, 2001.

    The enclosed proxy is solicited by the Board of Directors of the Corporation, and the cost of that solicitation will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone by officers, directors and employees of the Corporation who will not be specifically compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Corporation will reimburse such persons for their reasonable expenses incurred in that connection.

    Approval of the election of directors requires the affirmative vote of a plurality of the Corporation's Common Stock voted at the Meeting, whether in person or by proxy. Approval of the Director Plan and the Officer Plan each requires the affirmative vote of a majority of the votes cast at the Meeting. THE CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR MANAGEMENT'S NOMINEES FOR DIRECTOR, FOR THE DIRECTOR PLAN AND FOR THE OFFICER PLAN.

    At the Meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable state law and the Corporation's Certificate and Bylaws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a shareholder meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of the vote. Where state law or the Corporation's Certificate or Bylaws require that the matter voted upon be approved by a specified percentage of the outstanding shares, then abstentions and broker non-votes have the same effect as negative votes.

                    I. PROPOSAL ONE -- ELECTION OF DIRECTORS

    The Corporation's Board of Directors has been divided into three classes of approximately equal size. Directors are generally elected for three-year terms on a staggered-term basis, so that the term of office of one class will expire each year and the terms of office of the other classes will extend for additional periods of one and two years, respectively. This year four nominees have been nominated to serve three-year terms expiring in 2004. Mr. Charles E. Hance resigned from the Board in mid July 2000, as required in order for him to assume his new position as CEO and Secretary of the New Jersey Commerce and Economic Growth Commission.

    Shareholders will elect four directors at the Meeting. Table I identifies the nominees selected by the Board of Directors for election to the Board at the Meeting. Table II identifies the individuals whose terms of office extend beyond the Meeting.

    Unless a shareholder either indicates 'withhold authority' on the proxy, or indicates on the proxy that his or her shares should not be voted for certain nominees, it is intended that the proxy be voted for all of the persons named in Table I to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified.

    Table I and Table II set forth the names and ages of the nominees for election to director, the directors whose terms extend beyond 2001, the other positions and offices presently held by each person within the Corporation, the period during which each person has served on the Board of Directors of the Corporation (or, for the period prior to August 1, 1988, the Board of Directors of the Corporation's primary subsidiary, United National Bank ('UNB')), the expiration of their respective terms, and the principal occupations and employment of each such person during the past five years.

                                    TABLE I
                       NOMINEES FOR ELECTION AS DIRECTORS

                                         DIRECTOR                           PRINCIPAL OCCUPATION OR
              NAME                 AGE    SINCE     EXPIRATION          EMPLOYMENT FOR PAST FIVE YEARS
              ----                 ---    -----     ----------          ------------------------------
George W. Blank..................  62      1994        2004     President and Chief Executive Officer, The
                                                                MedTech Group, Inc.
John R. Kopicki..................  57      1993        2004     Senior Vice President -- Clinical Services,
                                                                Solaris Health Systems, formerly Executive Vice
                                                                President of Muhlenberg Regional Medical
                                                                Center.
John W. McGowan III..............  49      1996        2004     Attorney and Director; Herold and Haines, PA
                                                                (law firm). Specializing in corporate
                                                                transactions and bank lending matters.
Paul K. Ross.....................  52      1998        2004     Principal, Ross, Rosenthal & Co., L.L.P.,
                                                                Managing Partner, Ross Holding &
                                                                Management Co.

                                    TABLE II
             DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

                                         DIRECTOR                           PRINCIPAL OCCUPATION OR
              NAME                 AGE    SINCE     EXPIRATION          EMPLOYMENT FOR PAST FIVE YEARS
              ----                 ---    -----     ----------          ------------------------------
C. Douglas Cherry................  64      1993        2002     President and CEO, Cherry, Weber & Associates,
                                                                P.C. (consulting engineers).
Thomas C. Gregor.................  55      1992        2002     Chairman of the Board, President and Chief
                                                                Executive Officer of the Corporation and
                                                                Chairman of the Board and CEO of UNB.
William T. Kelleher, Jr. ........  49      1983*       2003     Partner, Kelleher & Moore, Attorneys at Law,
                                                                Somerville, N.J.
Antonia S. Marotta...............  71      1994        2003     Retired; founder and former President, Lean
                                                                Line, Inc. (weight loss motivation programs).
Patricia A. McKiernan............  62      1996        2002     Executive Vice President, HMC Foundation, a
                                                                Charitable Foundation.
Charles N. Pond, Jr. ............  49      1996        2003     Owner, operator, The Oil Peddler, Inc. and
                                                                General Manager, Hall Oil Company, Inc. (retail
                                                                fuel oil).
Arlyn D. Rus.....................  60      1971*       2003     Vice Chairman of the Board, formerly Chairman,
                                                                President and CEO of Raritan Bancorp, Inc.,
                                                                President and CEO of Raritan Savings Bank.
David R. Walker..................  66      1994        2002     Retired, formerly consultant, and previously,
                                                                Vice Chairman, Bollinger, Inc. (insurance
                                                                agency).
Ronald E. West...................  51      1994        2003     Vice President-Operations, TAD Telecom, Inc.,
                                                                formerly Senior Manager, Telecommunication &
                                                                Office Automation, Shearman & Sterling (law
                                                                firm).
George J. Wickard................  69      1993        2002     Retired; formerly Vice President and General
                                                                Manager, United Telephone of New Jersey, Inc.

---------

* Includes prior service as director of Raritan Bancorp, Inc. and Raritan Savings Bank. Raritan was merged into the Corporation on March 31, 1999 and Messrs. Kelleher and Rus were appointed to United's Board in connection with the merger.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Corporation's Board of Directors had eleven regular meetings in 2000.

    There were five standing committees appointed by the Corporation's Board at the April, 2000 meeting. These are in addition to the nine Committees of the UNB Board. The Corporation's Committees are:

    Executive Committee. The principal function of the Executive Committee is to exercise the authority of the Board of Directors in the management and affairs of the Corporation, as required, between meetings of the Board. The members are Mr. Gregor (Chairman), Messrs. Cherry, McGowan and Ross, and Mrs. McKiernan. The Executive Committee did not meet during 2000.

    Audit Committee. This committee (which also serves as the audit committee for UNB) supervises internal audits of the Corporation and UNB, reviews reports of internal and external auditors engaged by the Corporation and UNB, makes recommendations for changes in relevant systems and policies, and recommends the appointment of outside auditors. A copy of the Audit Committee charter is included in this year's proxy statement as Appendix C. The members of the Audit Committee are Mr. Wickard (Chairman) and Messrs. Cherry and Pond, and Mrs. McKiernan. The Audit Committee met six times during 2000.

    Nomination Committee. The committee makes recommendations with respect to nominees for election to the Board of Directors at the Annual Meeting of Shareholders and nominees to fill vacancies in the Board membership between meetings. The Nomination Committee has not established specific procedures for receiving recommendations from shareholders for nominees for election to the Board of Directors, but will consider any such recommendations brought to the attention of the committee. Members of the committee are Mr. Gregor (Chairman) and Messrs. Blank, Walker and Wickard and Mrs. Marotta. The Nominating Committee did not meet during 2000, but members were polled with respect to nominees for director for the 2001 meeting.

    Strategic Planning Committee. This committee develops a strategic plan containing the Corporation's mission statement and assesses progress periodically. The committee also reviews capital adequacy and other resources. The members are Mr. Gregor (Chairman), Mrs. Marotta and Messrs. Kelleher, Rus and West, as well as four non-director officers of the Corporation. The committee met once during 2000.

    Stock Based Incentive Plan Committee. This committee has full power and discretion to interpret and administer the Corporation's Long Term Stock Based Incentive Plan. The committee establishes selection guidelines and selects eligible persons for participation in the Plan. Members of the committee are Mr. Blank (Chairman), Mesdames Marotta and McKiernan and Messrs. Cherry, Kelleher, Kopicki, Pond, Ross, Walker, West and Wickard. The committee met twice during 2000.

    All Directors attended no fewer than 75% of the total number of meetings held by the Corporation Board and all committees of the Board on which they served (during the period they served) in 2000 with the exception of Mrs. Marotta (69%) and Messrs. Kelleher (71%) and Ross (62%). When the Corporation and UNB Board and Committee meetings are consolidated, all directors attended no fewer than 75% of the consolidated total number of meetings with no exceptions.

                            DIRECTORS' COMPENSATION

    The Directors of the Corporation and UNB receive a retainer of $5,000 per year. In addition, the Corporation and UNB Directors receive $500 for each Board and $450 for each committee meeting attended. Mr. Blank received an additional $3,000 as Chairman of both the Stock Based Incentive Plan Committee and the UNB Compensation Committee, and Mr. Wickard received an additional $4,000 as Chairman of both the Corporation and UNB Audit Committees.

    Until December 31, 2000, the Corporation had a stock option plan (the 'FORMER DIRECTOR PLAN') under which each director of the Corporation who was not also an employee of the Corporation or its affiliates, and had not been an employee for at least one year, was eligible to receive options. Each eligible person who was elected or re-elected at an annual meeting of the Corporation's shareholders was automatically granted an option, with the number of shares purchasable thereunder based on the term to which such person was elected. Directors who were elected at the 2000 annual meeting were granted options to acquire: 4,800 shares if they were elected to a three-year term; 3,200 shares if they were elected to a two-year term; and 1,600 shares if they were elected to a one-year term.

    The Corporation has established a deferred compensation plan ('DEFERRED COMPENSATION PLAN') for non-employee directors of the Corporation and UNB. A participating director may defer up to 100% of his/her monthly board fees and/or retainer into the Deferred Compensation Plan. Amounts deferred earn interest at a rate determined annually in accordance with the following: the interest rate will be equal to the greater of (i) 8% or (ii) the annual rate of return on equity for UNB for the immediately preceding year minus 5%, provided, however, that (ii) shall only be applicable if UNB's equity-to-asset ratio for the year is 8% or greater. At retirement, the benefit under the Deferred Compensation Plan is payable in the form of a monthly annuity for 10 years. In the event of the director's disability prior to attainment of his benefit eligibility date, the director may request that the Board permit him to receive an immediate disability benefit equal to the annuitized value of the director's deferral account and payable monthly over a 10-year period. In the event of a director's death prior to attainment of his benefit eligibility date, the director's beneficiary is entitled to a monthly survivor benefit payable for a 10 year period. The Deferred Compensation Plan also provides a $10,000 death benefit payable to the director's beneficiary. Presently, eight non-employee directors of the Corporation and nine non-employee directors of UNB are participating in the Deferred Compensation Plan.

            STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDER

    The following table sets forth, as of January 31, 2001, the number of shares of the Corporation's outstanding Common Stock beneficially owned by the Directors of the Corporation, the nominees for Director, the executive officers of the Corporation for whom individual information is required to be set forth in this Proxy Statement ('NAMED OFFICERS') pursuant to the regulations of the Securities and Exchange Commission (the 'COMMISSION'), all Directors and executive officers of the Corporation as a group, and each person or group known by the Corporation to be the beneficial owner of more than 5% of Corporation's outstanding common stock.

                                                                                         PERCENT OF
                                                                NO. OF SHARES            OUTSTANDING
NAME                                                          BENEFICIALLY OWNED            SHARES
----                                                          ------------------            ------
George W. Blank.............................................         14,906(1)                 *
C. Douglas Cherry...........................................         21,080(2)                 *
Warren R. Gerleit...........................................         63,702(3)                 *
Thomas C. Gregor............................................        134,428(4)                 *
William T. Kelleher, Jr.....................................         87,561(5)                 *
John R. Kopicki.............................................         10,690(6)                 *
Donald W. Malwitz...........................................         45,547(7)                 *
Antonia S. Marotta..........................................         15,420(8)                 *
John W. McGowan III.........................................          9,810(9)                 *
Patricia A. McKiernan.......................................          7,693(10)                *
Charles N. Pond, Jr.(12)....................................         42,166(11)                *
Paul K. Ross................................................         18,602(13)                *
Arlyn D. Rus................................................        397,790(14)              2.46%
Ralph L. Straw, Jr..........................................         36,309(15)                *
Richard G. Tappen...........................................          9,001(16)                *
David R. Walker.............................................         47,648(17)                *
Ronald E. West..............................................         12,686(18)                *
George J. Wickard...........................................         11,919(19)                *
Directors and Executive Officers as a Group (25 persons)....      1,115,167(20)(21)          6.89%

5% SHAREHOLDERS
Mrs. C. Northrop Pond(12)
  1241 Cooper Road
  Scotch Plains, NJ 07076...................................        782,202(22)              4.84%
The Trust Company of New Jersey
  35 Journal Square
  Jersey City, NJ 07306.....................................      1,113,535(23)              6.88%

---------

  *  Less than one percent.

 (1) Of this total, 6,528 shares are held by Mr. Blank and he has the right to acquire an additional 8,378 shares pursuant to options exercisable within 60 days. Of the shares beneficially owned by Mr. Blank, 951 shares are held by Mr. Blank's wife and 700 shares are held in trust for Mr. Blank's children.

 (2) Of this total, 12,287 shares are held by Mr. Cherry and he has the right to acquire an additional 8,793 shares pursuant to options exercisable within 60 days.

 (3) Of this total, 11,856 shares are held by Mr. Gerleit and he has the right to acquire an additional 51,846 shares pursuant to options exercisable within 60 days.

 (4) Of this total, 22,489 shares are held by Mr. Gregor and he has the right to acquire an additional 111,939 shares pursuant to options exercisable within 60 days. Of the shares beneficially owned by Mr. Gregor, 3,070 shares are held by Mr. Gregor's wife.

 (5) Of this total, 84,265 shares are held by Mr. Kelleher and has the right to acquire an additional 3,296 shares pursuant to options exercisable within 60 days.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (6) Of this total, 2,312 shares are held by Mr. Kopicki and he has the right to acquire an additional 8,378 shares pursuant to options exercisable within 60 days.

 (7) Of this total, 11,125 shares are held by Mr. Malwitz and he has the right to acquire an additional 34,422 shares pursuant to options exercisable within 60 days.

 (8) Of this total, 5,107 shares are held by Mrs. Marotta and she has the right to acquire an additional 10,313 shares pursuant to options exercisable within 60 days.

 (9) Of this total, 2,464 shares are held by Mr. McGowan and he has the right to acquire an additional 7,346 shares pursuant to options exercisable within 60 days.

(10) Of this total, 2,680 shares are held by Mrs. McKiernan and she has the right to acquire an additional 5,013 shares pursuant to options exercisable within 60 days.

(11) Of this total, 33,760 shares are held by Mr. Pond and he has the right to acquire an additional 8,406 shares pursuant to options exercisable within 60 days. Of the shares beneficially owned by Mr. Pond, 475 shares are held by Mr. Pond's son.

(12) Mrs. Pond and Charles N. Pond, Jr. are mother and son.

(13) Of this total, 5,830 shares are held by Mr. Ross and 7,174 shares are held in a Trust for which Mr. Ross is beneficiary and he has the right to acquire an additional 5,598 shares pursuant to options exercisable within 60 days.

(14) Of this total, 394,494 shares are held by Mr. Rus and he has the right to acquire an additional 3,296 shares pursuant to options exercisable within 60 days. Of the shares beneficially owned by Mr. Rus, 6,029 shares are held by Mr. Rus's wife.

(15) Of this total, 10,491 shares are held by Mr. Straw and he has the right to acquire an additional 25,818 shares pursuant to options exercisable within 60 days.

(16) Of this total, 4,466 shares are held by Mr. Tappen and he has the right to acquire an additional 4,535 shares pursuant to options exercisable within 60 days.

(17) Of this total, 38,855 shares are held by Mr. Walker and he has the right to acquire an additional 8,793 shares pursuant to options exercisable within 60 days. Of the shares beneficially owned by Mr. Walker, 571 shares are held by Mr. Walker's wife.

(18) Of this total, 2,373 shares are held by Mr. West and he has the right to acquire an additional 10,313 shares pursuant to options exercisable within 60 days.

(19) Of this total, 8,527 shares are held by Mr. Wickard and he has the right to acquire an additional 3,392 shares pursuant to options exercisable within 60 days.

(20) The total of 1,115,167 shares includes 345,081 shares held jointly or individually by spouses and/or other members of the household of the directors and all executive officers.

(21) The total unnamed executive officers have the right to purchase 93,520 shares pursuant to options exercisable within 60 days.

(22) Mrs. Pond holds 314,993 shares in her personal trust. The remaining 467,209 shares in this figure are held in trusts for which Mrs. Pond serves as Trustee and has the sole voting rights.

(23) Information derived from Schedule 13G dated February 12, 2001 and filed by the Trust Company of New Jersey with the Commission on February 15, 2001.

      II. PROPOSAL TWO -- APPROVAL OF THE DIRECTOR PLAN BY UNITED NATIONAL
                                  SHAREHOLDERS

    The Board of Directors has approved for submission to the Corporation's shareholders the United National Bancorp 2001 Non-Employee Director Long Term Equity Plan (the 'DIRECTOR PLAN') set forth as Appendix A to this Proxy Statement. The objective of the Director Plan is to assist the Corporation in attracting and retaining highly qualified persons as directors of the Corporation and to align the interests of such persons more closely with the interests of the Corporation's shareholders.

TYPES OF OPTIONS AND AWARDS

    The Director Plan provides that the Committee may grant Stock Options and Restricted Stock Awards to Non-Employee Directors. All options and awards to be granted under the Director Plan are options for or awards relating to shares of the Corporation's common stock.

ADMINISTRATION

    The Director Plan will be administered by a Committee (the 'COMMITTEE') of the Board which shall consist of those members of the Compensation Committee of the Board who are 'Non-Employee Directors' as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934. If there are less than two members of the Compensation Committee of the Board who so qualify, the Board will appoint additional directors to the Committee so that the Committee will always have at least two such members. The Committee will have the power to identify the optionees or grantees and to determine the number of shares subject to each option or restricted stock grant, and the terms and conditions governing the option or restricted stock grant. The Committee will also be charged with the responsibility of interpreting the Director Plan and making all administrative determinations thereunder.

ELIGIBILITY FOR GRANTS AND OPTIONS

    Each director of the Corporation who is not also an employee of the Corporation or its affiliates, and has not been an employee for at least one year (a 'NON-EMPLOYEE DIRECTOR'), will be eligible to receive stock options or grants under the Director Plan. If the Director Plan is adopted, all current directors of the Corporation except Mr. Gregor, a total of 13 persons, would be eligible to receive options, as would any Non-Employee Directors subsequently added to the Board. The Committee has not determined which eligible persons will receive awards under the Director Plan, nor the amount or nature of any such awards.

SHARES SUBJECT TO THE DIRECTOR PLAN

    The Director Plan authorizes the Corporation to issue a total of up to 1,000,000 shares of the Corporation's Common Stock pursuant to awards granted under the Director Plan and the Officer Plan described in Proposal Three below. On March 22, 2001, the last sales price reported for Common Stock of the Corporation in the NASDAQ/NMS was 19.172.

    The Director Plan provides that the number and price of shares available for stock options and the number of shares covered by outstanding stock options and unvested restricted stock awards will be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the capital stock of the Corporation. In addition, the shares available for incentive awards under the Director Plan and the Officer Plan will be increased by stock options granted but not exercised and restricted stock grants that are forfeited.

TERMINATION AND AMENDMENT

    The Director Plan will terminate automatically on April 16, 2011. However, the Corporation's Board of Directors has the right to terminate the Director Plan at any time.

    The Corporation's Board of Directors also has the right to amend the Director Plan. However, without the approval of United National's shareholders no amendments may be made to the Director Plan if the amendment would:
(a) except as provided under the Director Plan for changes in capitalization, increase the number of shares of the Corporation's Common Stock reserved for stock option awards or restricted stock grants under the Director Plan, (b) change the class of persons eligible to participate in the Director Plan, (c) extend the maximum period for granting or exercising options or for granting or vesting Restricted Stock awards,
(d) change the vesting schedule provided in the Director Plan for options or
(e) otherwise materially increase the benefits accruing to eligible directors under the Director Plan.

TERMS AND CONDITIONS OF STOCK OPTIONS

    All options granted under the Director Plan will have terms of ten years, subject to earlier termination as provided in the Director Plan. Subject to accelerated vesting upon a change in control of United National, retirement, death or disability of the director, options granted pursuant to the Director Plan will become exercisable as follows: 50% will become exercisable on the second anniversary of the date of grant, 25% will become exercisable on the third anniversary of the date of grant, and the final 25% will become exercisable on the fourth anniversary of the date of grant. When a person ceases to serve as a director (a 'TERMINATION'), options that (i) had not previously become exercisable and (ii) do not automatically become exercisable upon such Termination, will be forfeited and terminated immediately.

    If a director's service to the Corporation terminates by reason of retirement, all options granted to the director that have not become exercisable on or before the date of Termination will immediately become exercisable, provided the director has previously completed at least three years of service. All options held by a director who terminates service by reason of retirement may be exercised for a period of one year from the date of such Termination or until the expiration of the stated term of the option, whichever period is shorter.

    If a director's service to the Corporation terminates due to death, disability, involuntary resignation or dismissal without cause, all options granted that have not become exercisable on or before the date of such Termination will immediately become exercisable and may be exercised for a period of one year from the date of the Termination or until expiration of the stated term of the option, whichever is shorter.

    If a director's service to the Corporation is terminated for cause (as defined in the Director Plan), no option will be exercisable after the date of the Termination. If a director's service to the Corporation terminates due to any reason not specified above, the director may exercise only those options granted that have become exercisable on or before the date of such Termination and may exercise such options for a period of 12 months from the date of the Termination or until the expiration of the stated term of the option, whichever period is shorter.

EXERCISE PRICE OF STOCK OPTIONS

    The Director Plan provides that options are to be granted at an exercise price equal to the fair market value (on the date of grant) of the Corporation's Common Stock purchasable thereunder. Fair market value is defined to be the last reported sales price so long as the Corporation's Common Stock is quoted on the NASDAQ/NMS or listed on a national securities exchange. If not, fair market value is defined to be the average of the last bid and asked prices reported for United National Common Stock on NASDAQ, or if bid and asked prices are not quoted, then the average of the high and low reported sales prices.

    The Director Plan provides that the purchase price for shares acquired pursuant to the exercise of any option is payable in full at the time of exercise. The exercise price must be paid in cash, in the form of unrestricted stock already owned by the director, or in some combination of the foregoing. Additionally, shares covered by a stock option may be purchased, in accordance with the applicable stock option agreement, by authorizing a third party to sell shares acquired upon exercise of a stock option, and assigning to the Corporation sufficient sale proceeds to pay for all the shares acquired through the exercise and any resulting tax withholding obligations.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO OPTIONS UNDER THE DIRECTOR PLAN

    The following is a summary of the Federal income tax consequences of transactions involving stock options under the Director Plan, based on Federal income tax laws in effect on December 31, 2000. This summary is not intended to be comprehensive and does not describe state or local income tax consequences.

    Nonqualified Stock Options. The options granted under the Director Plan will be treated as 'nonqualified options' for Federal income tax purposes. Except as noted below, in the case of nonqualified stock options: (1) no income is realized by the optionee at the time the option is granted; (2) the optionee realizes ordinary income at exercise in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise; (3) the Corporation will be entitled to deduct the amount of compensation income, which was taxed to the optionee for Federal income tax purposes, if it complies with applicable reporting requirements (the 'REPORTING REQUIREMENTS') and if the amount represents an ordinary and necessary business expense of the Corporation (the 'ORDINARY AND NECESSARY TEST'); and (4) upon disposition of the common stock acquired by exercise of the option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on the recipient's holding period of the shares. Different rules may apply if common stock is purchased by an optionee who is also an officer or more than 10% shareholder. See 'Special Rules Applicable to Corporate Insiders,' below.

    Special Rules Applicable to Corporate Insiders. Generally, individuals subject to Section 16(b) of the Exchange Act ('INSIDERS') are not taxed until six months after exercise of a nonqualified stock option, with the excess of the fair market value of the shares of common stock received upon exercise over the option purchase price, determined as of the end of the six-month period, being taxed as ordinary income, and the holding period for treating any gain (or loss) as long-term capital gain (or loss) beginning at the end of such period. (A similar rule applies with respect to shares received upon the exercise of stock appreciation rights.) However, an Insider who elects to be taxed under Section 83(b) of the Code would be taxed on the excess of the fair market value of the shares at the time of exercise over the option purchase price.

    Stock Swaps. The Director Plan provides that an optionee may transfer previously owned shares to the Corporation to satisfy the purchase price under an option (a 'STOCK SWAP'). If a Stock Swap is used to exercise a nonqualified stock option, the use of old shares to pay the purchase price of an equal number of new shares generally will be tax-free to the optionee, and he will carry over into the new shares the basis and holding period of the old shares. However, if more shares are acquired than surrendered, the incremental shares received in the Stock Swap will generally be taxed as compensation income in an amount equal to their fair market value at the time of the Stock Swap. The optionee's basis in those additional shares will be their fair market value taken into account in quantifying the optionee's compensation income and the holding period for such shares will begin on the date of the Stock Swap.

    Capital Gains. Under current law, a taxpayer's net capital gain (i.e., the amount by which the taxpayer's net long-term capital gains exceed his net short-term capital losses) from a sale of shares is subject to a maximum Federal income tax rate of 20% if the shares have been held for more than 12 months. Ordinary income is subject to tax at rates as high as 39.6%. Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible by reason of the foregoing limitation may be carried forward to future years.

TERMS AND CONDITIONS OF RESTRICTED STOCK

    The Director Plan provides that upon granting a Restricted Stock award an agreement between the grantee and the Corporation will set forth the restrictions, terms, and conditions of the award. Each share of Restricted Stock will be made subject to restrictions on transfer and subject to forfeiture until the share 'vests' upon the grantee having continued as a director of the Corporation for a period of time specified in the agreement governing the award, which shall not be more than ten years after the date of grant.

    At the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the grantee of dividends, or a specified portion thereof, declared or paid on shares of Restricted Stock by the Corporation will be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon the shares, in which case such dividends shall be paid over to the grantee, or (ii) the forfeiture of the shares, in which case such dividends shall be forfeited to the Corporation. In the event of such deferral, interest will be credited on the amount of the dividends held by the Corporation for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon, will be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

    If a director's service to the Corporation terminates by reason of retirement, all restricted stock granted to the director that has not vested on or before the date of Termination will immediately become vested, provided the director has previously completed at least three years of service.

    If a director's service to the Corporation terminates due to death or disability, all restricted stock granted to the director that has not vested on or before the date of Termination will immediately become vested.

CHANGE IN CONTROL PROVISIONS

    Upon a 'CHANGE IN CONTROL' (as defined in the Director Plan) all outstanding options under the Director Plan which are not yet vested become immediately and fully exercisable, and all outstanding restricted stock issued under the plan which is not yet vested becomes immediately vested.

    The Director Plan defines Change in Control generally to mean any of the following: (1) any person or group (other than the Corporation) acquires 25% or more of the Corporation's and/or UNB's voting securities or all or substantially all of its assets; (2) the Corporation and/or UNB agrees to merge with an unaffiliated entity and (a) the Corporation's or UNB's directors immediately prior to such merger will constitute less than a majority of the directors of the surviving entity or (b) less than 75% of the outstanding voting securities of the surviving entity will be beneficially owned by the stockholders of the Corporation immediately prior to the merger; (3) the Corporation and/or UNB agrees to transfer all or substantially all of its assets, other than to a wholly-owned subsidiary of the Corporation; or (4) a majority of the directors of either the Corporation or UNB are persons who were not (a) directors on the date the Director Plan is approved by the stockholders of the Corporation ('CURRENT MEMBERS'), (b) nominated by the affirmative vote of a majority of the current members at the time of their nomination ('FUTURE DESIGNEES') or
(c) nominated by the affirmative vote of a majority of the current members and future designees, taken as a group.

RECOMMENDATION AND VOTE REQUIRED FOR ADOPTION OF PROPOSAL TWO

    The affirmative vote of a majority of the Corporation Common Stock voted at the Annual Meeting, whether in person or by proxy, is required to adopt the Director Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' PROPOSAL TWO.

III. PROPOSAL THREE -- APPROVAL OF THE OFFICER PLAN BY UNITED NATIONAL SHAREHOLDERS

    The Board of Directors has approved for submission to the Corporation's shareholders the United National Bancorp 2001 Officer Long-Term Equity Plan (the 'OFFICER PLAN'), set forth as Appendix B to this Proxy Statement. The objective of the Officer Plan is to assist the Corporation in attracting, retaining and motivating the Officers of the Corporation.

TYPES OF OPTIONS AND AWARDS

    The Officer Plan provides that the Committee may grant Stock Options and Restricted Stock Awards to Officers. All options and awards to be granted under the Officer Plan are options for or awards relating to shares of the Corporation's common stock.

ADMINISTRATION

    The Officer Plan will be administered by a Committee (the 'COMMITTEE') of the Board which shall consist of those members of the Compensation Committee of the Board who are 'Non-Employee Directors' as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934. If there are less than two members of the Compensation Committee of the Board who so qualify, the Board will appoint additional directors to the Committee so that the Committee will always have at least two such members. The Committee will have the power to identify the optionees or grantees and to determine the number of shares subject to each option or restricted stock grant, and the terms and conditions governing the option or restricted stock grant. The Committee will also be charged with the responsibility of interpreting the Officer Plan and making all administrative determinations thereunder.

ELIGIBILITY FOR GRANTS AND OPTIONS

    Those officers of the Corporation or its Subsidiaries selected by the Committee will be eligible to receive stock options or grants under the Officer Plan. There are approximately 191 persons employed by the Corporation and its Subsidiaries as officers, any of whom may be eligible for awards under the Officer Plan if selected by the Committee. The Committee has not determined which officers will receive awards under the Officer Plan, nor the amount or nature of any such awards.

SHARES SUBJECT TO THE OFFICER PLAN

    The Officer Plan authorizes the Corporation to issue a total of up to 1,000,000 shares of the Corporation's Common Stock pursuant to awards granted under the Officer Plan and the Director Plan described in Proposal Two above. On March 22, 2001, the last sales price reported for Common Stock of the Corporation in the NASDAQ/NMS was 19.172.

    The Officer Plan provides that the number and price of shares available for stock options and the number of shares covered by outstanding stock options and unvested restricted stock awards will be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the capital stock of the Corporation. In addition, the shares available for incentive awards under the Officer Plan and the Director Plan will be increased by stock options granted but not exercised and restricted stock grants that are forfeited.

TERMINATION AND AMENDMENT

    The Officer Plan will terminate automatically on April 16, 2011. However, the Corporation's Board of Directors has the right to terminate the Officer Plan at any time.

    The Corporation's Board of Directors also has the right to amend the Officer Plan. However, without the approval of United National's shareholders no amendment may be made to the Officer Plan if the amendment would: (a) except as provided under the Officer Plan for changes in capitalization, increase the number of shares of the Corporation's Common Stock reserved for stock option awards or restricted stock grants under the Officer Plan, (b) change the class of persons eligible to participate in the Officer Plan, (c) extend the maximum period for granting or exercising options or for granting or vesting of restricted stock awards. (d) change the vesting schedule provided in the Officer Plan for options or (e) otherwise materially increase the benefits accruing to eligible officers under the Officer Plan.

TERMS AND CONDITIONS OF STOCK OPTIONS

    All options granted under the Officer Plan will have terms of ten years, subject to earlier termination as provided in the Officer Plan. Any options which are intended to be Incentive Stock Options and are granted to a Participant who owns more than 10% of Corporation common stock (a 'Ten-Percent Shareholder') must have terms of five years or less. Subject to accelerated vesting upon a change in control of United National, retirement, death or disability of the officer, options granted pursuant to the Officer Plan will become exercisable as follows: 50% will become exercisable on the second anniversary of the date of grant, 25% will become exercisable on the third anniversary of the date of grant, and the final 25% will become exercisable on the fourth anniversary of the date of grant. When a person ceases to serve as an employee of the Corporation and its Subsidiaries (a 'TERMINATION'), options that
(i) had not previously become exercisable and (ii) do not automatically become exercisable upon such Termination, will be forfeited and terminated immediately.

    If an officer's service to the Corporation terminates by reason of retirement, all options granted to the officer that have not become exercisable on or before the date of Termination will immediately become exercisable, provided the officer has previously completed at least ten years of service. All options held by an officer who terminates service by reason of retirement or disability may be exercised for a period of one year from the date of such Termination or until the expiration of the stated term of the option, whichever is shorter.

    If an officer's service to the Corporation terminates due to death, involuntary resignation or dismissal without cause, all options granted that have not become exercisable on or before the date of such Termination will immediately become exercisable and may be exercised for a period of one year from the date of the Termination or until the expiration of the stated term of the option, whichever is shorter.

    If an officer's service to the Corporation is terminated for cause (as defined in the Officer Plan), no option will be exercisable after the date of the Termination. If an officer's service to the Corporation terminates due to any reason not specified above, the officer may exercise only those options granted that have become exercisable on or before the date of such Termination and may exercise such options for a period of 12 months from the date of the Termination or until the expiration of stated term of the option, whichever period is shorter.

EXERCISE PRICE OF STOCK OPTIONS

    The Officer Plan provides that options are to be granted at an exercise price equal to the fair market value (on the date of grant) of the Corporation's Common Stock purchasable thereunder. The option price of any Incentive Stock Option granted to a Ten-Percent Shareholder must be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant. Fair market value is defined to be the last reported sales price so long as the Corporation's Common Stock is quoted on the NASDAQ/NMS or listed on a national securities exchange. If not, fair market value is defined to be the average of the last bid and asked prices reported for United National Common Stock on NASDAQ, or if bid and asked prices are not quoted, then the average of the high and low reported sales prices.

    The Officer Plan provides that the purchase price for shares acquired pursuant to the exercise of any option is payable in full at the time of exercise. The exercise price must be paid in cash, in the form of unrestricted stock already owned by the officer, or in some combination of the foregoing. Additionally, shares covered by a stock option may be purchased, in accordance with the applicable stock option agreement, by authorizing a third party to sell shares acquired upon exercise of a stock option, and assigning to the Corporation sufficient sale proceeds to pay for all the shares acquired through the exercise and any resulting tax withholding obligations.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO OPTIONS UNDER THE OFFICER PLAN

    Pursuant to the Officer Plan, eligible employees may be granted either incentive stock options or nonqualified stock options. The following is a summary of the Federal income tax consequences of transactions involving stock options under the Officer Plan, based on Federal income tax laws in effect on December 31, 2000. This summary is not intended to be comprehensive and does not describe state or local income tax consequences.

    Incentive Stock Options. No income is realized by an optionee upon the grant or exercise of an incentive stock option. If shares of common stock are transferred to an optionee upon the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant of the option or within one year after the transfer of such shares to such optionee, then (1) upon the sale or exchange of such shares, any amount realized in excess of the option exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (2) no deduction will be allowed to the Corporation for Federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

    If common stock acquired upon the exercise of an incentive stock option is disposed of prior to two years after the grant date or one year after the exercise date, generally (1) the optionee will realize compensation (i.e., ordinary income) in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or if less, the amount realized on the disposition of such shares, if the shares are disposed of by sale or exchange) over the option exercise price paid for such shares, and
(2) the Corporation will be entitled to deduct the amount of compensation income, which was taxed to the optionee for Federal income tax purposes, if it complies with applicable reporting requirements

(the 'REPORTING REQUIREMENTS') and if the amount represents an ordinary and necessary business expense of the Corporation (the 'ORDINARY AND NECESSARY TEST'). Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Corporation. Different rules may apply if common stock is purchased by an optionee who is also an officer or more than 10% shareholder. See 'Special Rules Applicable to Corporate Insiders,' below.

    If an incentive stock option is exercised more than three months following the termination of employment, the exercise of the option will generally be taxed in the same manner as the exercise of a nonqualified stock option, except if the termination is due to the death or disability of the employee.

    Nonqualified Stock Options. Except as noted below, in the case of nonqualified stock options: (1) no income is realized by the optionee at the time the option is granted; (2) the optionee realizes ordinary income at exercise in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise; (3) the Corporation is entitled to a Federal income tax deduction equal to the amount of income taxed to the optionee, subject to the Corporation's satisfaction of the reporting requirements and the ordinary and necessary test; and (4) upon disposition of the common stock acquired by exercise of the option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on the recipient's holding period of the shares. Different rules may apply if common stock is purchased by an optionee who is also an officer or more than 10% shareholder. See 'Special Rules Applicable to Corporate Insiders,' below.

    Special Rules Applicable to Corporate Insiders. Generally, individuals subject to Section 16(b) of the Exchange Act ('INSIDERS') are not taxed until six months after exercise of a nonqualified stock option, with the excess of the fair market value of the shares of common stock received upon exercise over the option purchase price, determined as of the end of the six-month period, being taxed as ordinary income, and the holding period for treating any gain (or loss) as long-term capital gain (or loss) beginning at the end of such period. (A similar rule applies with respect to shares received upon the exercise of stock appreciation rights.) However, an Insider who elects to be taxed under Section 83(b) of the Code would be taxed on the excess of the fair market value of the shares at the time of exercise over the option purchase price.

    Stock Swaps. The Officer Plan provides that an optionee may transfer previously owned shares to the Corporation to satisfy the purchase price under an option (a 'STOCK SWAP'). Generally, if an optionee utilizes previously owned shares to purchase shares upon the EXERCISE of an incentive stock option, the optionee will not realize any gain upon the exchange of the old shares for the new shares and will carry over into the same number of new shares the basis and holding period for the old shares. If the optionee purchases more shares than the number of old shares surrendered in the Stock Swap, the incremental number of shares received in the Stock Swap will have a basis of zero and a holding period beginning on the date of the exercise of the incentive stock option. If, however, shares acquired through the exercise of an incentive stock option are used in a Stock Swap prior to the end of the statutory holding period applicable to the old shares, the Stock Swap will constitute a disqualifying disposition of the old shares, resulting in the immediate recognition of ordinary income (see 'Incentive Stock Options,' above).

    If a Stock Swap is used to exercise a nonqualified stock option, the use of old shares to pay the purchase price of an equal number of new shares generally will be tax-free to the optionee, and he will carry over into the new shares the basis and holding period of the old shares. However, if more shares are acquired than surrendered, the incremental shares received in the Stock Swap will generally be taxed as compensation income in an amount equal to their fair market value at the time of the Stock Swap. The Optionee's basis in those additional shares will be their fair market value taken into account in quantifying the Optionee's compensation income and the holding period for such shares will begin on the date of the Stock Swap.

    Capital Gains. Under current law, a taxpayer's net capital gain (i.e., the amount by which the taxpayer's net long-term capital gains exceed his net short-term capital losses) from a sale of shares is subject to a maximum Federal income tax rate of 20% if the shares have been held for more than 12 months. Ordinary income is subject to tax at rates as high as 39.6%. Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible by reason of the foregoing limitation may be carried forward to future years.

TERMS AND CONDITIONS OF RESTRICTED STOCK

    The Officer Plan provides that upon granting a Restricted Stock award an agreement between the grantee and the Corporation will set forth the restrictions, terms, and conditions of the award. Each share of Restricted Stock will be made subject to restrictions on transfer and subject to forfeiture until the share 'vests' upon the grantee having continued as an employee of the Corporation or one of its Subsidiaries for a period of time specified in the agreement governing the award, which shall not be more than ten years after the date of grant.

    At the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the grantee of dividends, or a specified portion thereof, declared or paid on shares of Restricted Stock by the Corporation will be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon the shares, in which case such dividends shall be paid over to the grantee, or (ii) the forfeiture of the shares, in which case such dividends shall be forfeited to the Corporation. In the event of such deferral, interest will be credited on the amount of the dividends held by the Corporation for the account of the grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon, will be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

    If an officer's service to the Corporation terminates by reason of retirement, all restricted stock granted to the officer that has not vested on or before the date of Termination will immediately become vested, provided the officer has previously completed at least ten years of service.

    If an officer's service to the Corporation terminates due to disability, all restricted stock granted to the officer that has not vested on or before the date of Termination will immediately become vested, provided the officer has previously completed at least three years of service.

    If an officer's service to the Corporation terminates due to death, all restricted stock granted to the officer that has not vested on or before the date of Termination will immediately become vested.

CHANGE IN CONTROL PROVISIONS

    Upon a 'CHANGE IN CONTROL' (as defined in the Officer Plan) all outstanding options under the Officer Plan which are not yet vested become immediately and fully exercisable, and all outstanding restricted stock issued under the plan which is not yet vested becomes immediately vested.

    The Officer Plan defines Change in Control generally to mean any of the following: (1) any person or group (other than the Corporation) acquires 25% or more of the Corporation's and/or UNB's voting securities or all or substantially all of its assets; (2) the Corporation and/or UNB agrees to merge with an unaffiliated entity and (a) the Corporation's or UNB's directors immediately prior to such merger will constitute less than a majority of the directors of the surviving entity or (b) less than 75% of the outstanding voting securities of the surviving entity will be beneficially owned by the stockholders of the Corporation immediately prior to the merger; (3) the Corporation and/or UNB agrees to transfer all or substantially all of its assets, other than to a wholly-owned subsidiary of the Corporation; or (4) a majority of the directors of either the Corporation or UNB are persons who were not (a) directors on the date the Officer Plan is approved by the stockholders of the Corporation ('CURRENT MEMBERS'), (b) nominated by the affirmative vote of a majority of the current members at the time of their nomination ('FUTURE DESIGNEES') or (c) nominated by the affirmative vote of a majority of the current members and future designees, taken as a group.

RECOMMENDATION AND VOTE REQUIRED FOR ADOPTION OF PROPOSAL THREE

    The affirmative vote of a majority of the Corporation Common Stock voted at the Annual Meeting, whether in person or by proxy, is required to adopt the Officer Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' PROPOSAL THREE.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes all compensation earned in the past three years for services performed in all capacities for the Corporation and UNB with respect to the Named Officers.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                       ---------------------------------------
                                                                                       AWARDS
                                                                       ---------------------------------------
              NAME AND                         ANNUAL COMPENSATION      RESTRICTED               SECURITIES
              PRINCIPAL                       ----------------------       STOCK                 UNDERLYING         ALL OTHER
              POSITION                 YEAR   SALARY ($)   BONUS ($)   AWARD(S) ($)           OPTIONS/SARS (#)   COMPENSATION ($)
              --------                 ----   ----------   ---------   ------------           ----------------   ----------------
Thomas C. Gregor ....................  2000    322,500        --          --                       20,000             5,890(1)
 Chief Executive Officer of            1999    302,500      150,000       --    (3)                16,960             9,635(4)
 the Corporation and UNB               1998    280,000      145,000       --                       13,701             8,624(5)

Warren R. Gerleit ...................  2000    190,000        --          --                       10,000             5,390(1)
 President and Chief                   1999    172,000       51,600       --    (3)                 5,194             9,320(4)
 Operating Officer of UNB              1998    165,300       50,000       --                        4,490             8,624(5)

Donald W. Malwitz ...................  2000    167,000        --          --                        2,900             4,815(1)
 VP & Treasurer of the                 1999    161,200       24,000       --    (3)                 4,876             8,780(4)
 Corporation and Executive             1998    155,000       46,500       --                        4,256             8,374(5)
 VP & Chief Financial
 Officer of UNB

Richard G. Tappen ...................  2000    152,000        --          --                        6,000             4,440(1)
 Executive VP, Real Estate             1999    145,000       43,500       --                        4,346             8,142(4)
 Group of UNB                          1998    138,000       41,400       40,950(2)(3)              3,149             2,894(5)

Ralph L. Straw, Jr. .................  2000    150,000        --          --                        5,200             4,390(1)
 VP,General Counsel &                  1999    143,500       43,000       --    (3)                 4,346             7,895(4)
 Secretary of the Corporation          1998    138,000       41,400       --                        3,790             7,524(5)
 and Executive VP, Cashier
 and General Counsel of UNB

---------

(1) The amounts shown represent UNB's 2000 contribution on behalf of the executive to the 401(k) Plan (Mr. Gregor -- $5,250; Mr. Gerleit -- $4,750; Mr. Malwitz -- $4,175; Mr. Tappen -- $3,800; and Mr. Straw -- $3,750) and term life insurance premiums paid for the executive by UNB
    (Mr. Gregor -- $640; Mr. Gerleit -- $640; Mr. Malwitz -- $640;
    Mr. Tappen -- $640; and Mr. Straw -- $640).

(2) This represents a grant of 1,800 shares of restricted stock, which vests 50% two years after the date of grant, an additional 25% after three years, and the remaining balance after four years. The restricted stock also vests in full upon retirement under normal conditions. All Dividends on the restricted stock, whether in cash or securities, are fully vested immediately. The dollar value shown reflects the value at the date of grant.

(3) As of December 31, 2000, Mr. Tappen held 900 shares of restricted stock with a value of $20,475. No other named officers held restricted stock as of December 31, 2000.

(4) The amounts shown represent UNB's 1999 contribution on behalf of the executive to the 401(k) Plan (Mr. Gregor -- $8,915; Mr. Gerleit -- $8,600; Mr. Malwitz -- $8,060; Mr. Tappen -- $7,422; and Mr. Straw -- $7,175) and term life insurance premiums paid for the executive by UNB
    (Mr. Gregor -- $720; Mr. Gerleit -- $720; Mr. Malwitz -- $720;
    Mr. Tappen -- $720; and Mr. Straw -- $720).

(5) The amounts shown represent UNB's 1998 contribution on behalf of the executive to the 401(k) Plan (Mr. Gregor -- $8,000; Mr. Gerleit -- $8,000; Mr. Malwitz -- $7,750; Mr. Tappen -- $2,383; and Mr. Straw -- $6,900) and term life insurance premiums paid for the executive by UNB
    (Mr. Gregor -- $624; Mr. Gerleit -- $624; Mr. Malwitz -- $624;
    Mr. Tappen -- $624; and Mr. Straw -- $624).

OPTION GRANTS IN 2000

    The following table shows the options granted to Named Officers in 2000, and their potential value at the end of the option term, assuming certain levels of appreciation of the Corporation's Common Stock. The Corporation has not awarded any stock appreciation rights (SARs) to its executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                    ------------------------------------------------------   POTENTIAL REALIZABLE
                                                                                                     VALUE
                                                                                               AT ASSUMED ANNUAL
                                                                                                   RATES OF
                                                    PERCENT OF                                    STOCK PRICE
                                     NUMBER OF        TOTAL                                      APPRECIATION
                                     SECURITIES    OPTIONS/SARS                               FOR OPTION TERM (1)
                                     UNDERLYING     GRANTED TO    EXERCISE OR                ---------------------
                                    OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION
               NAME                 GRANTED (#)    FISCAL YEAR      ($/SH)         DATE        5%($)      10%($)
               ----                 -----------    -----------      ------         ----        -----      ------
Thomas C. Gregor..................     20,000(2)       20%          20.000       04/18/10     251,558     637,497
Warren R. Gerleit.................     10,000(2)       10%          20.000       04/18/10     125,779     318,748
Donald W. Malwitz.................      2,900(2)        3%          20.000       04/18/10      36,476      92,437
Richard G. Tappen.................      6,000(2)        6%          20.000       04/18/10      75,467     191,249
Ralph L. Straw, Jr................      5,200(2)        5%          20.000       04/18/10      65,405     165,749

---------

(1) The dollar amounts under these columns are the result of calculations at the 5% and the 10% rates set by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's stock price.

(2) These options become exercisable at the rate of 50% on April 18, 2002, 25% on April 18, 2003 and 25% on April 18, 2004.

                              -------------------

    The following table shows options exercised during 2000, and the value of unexercised options held at year-end 2000, by the Named Officers. The Corporation does not use SARs as compensation.

                    AGGREGATED OPTIONS/SAR EXERCISES IN THE
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED          IN-THE-MONEY
                                                                       OPTIONS AT FISCAL           OPTIONS/SARS AT
                                  SHARES ACQUIRED      VALUE             YEAR-END (#)            FISCAL YEAR-END ($)
      NAME                         ON EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
     ----                          ---------------   ------------   -------------------------  -------------------------
Thomas C. Gregor................      --               --                95,306/48,538              563,789/5,487
Warren R. Gerleit...............      --               --                45,778/19,787              277,670/2,725
Donald W. Malwitz...............      --               --                28,943/11,881              155,158/2,294
Richard G. Tappen...............      --               --                1,575/11,920                    0/0
Ralph L. Straw, Jr..............      --               --                21,585/12,865              116,735/3,041

PENSION PLAN

    UNB has a regular Pension Plan under which executive officers and salaried employees may qualify under essentially the same standards. The annual pension payable under the Pension Plan is equal to the sum of:

        (1) The employee's accrued benefit as of December 31, 1986 (1.1875% of 1986 basic compensation, plus 0.5% of such compensation in excess of $7,800; all multiplied by the number of years of credited service as of December 31,
    1986); plus

        (2) From January 1, 1987 through December 31, 1988, and for each year after December 31, 1988 in which the employee has less than 35 years of benefit accruals, 1.5% of basic compensation for such year, plus 0.5% of such compensation in excess of $7,800; plus

        (3) For each year after December 31, 1988 in which the employee has 35 or more years of benefit accruals, 2% of basic compensation for such year.

    In 1994, a $150,000 compensation limit became effective on pension plans. In 2000, the limitation remained at $170,000. As a result of a change in the statutory limit on assumed annual increases from

4% to 3%, Mr. Gregor and Mr. Malwitz's benefits declined when compared to last year. Please note that the assumed rate of increase in executive officer salaries remains at 4%.

    The estimated annual benefits payable upon retirement at normal retirement age (65) to the Named Officers are:

                                                                    ESTIMATED ANNUAL BENEFITS
                                                              -------------------------------------
                                                              ASSUMING 4% ANNUAL     ASSUMING NO
                            NAME                               SALARY INCREASES    SALARY INCREASES
                            ----                               ----------------    ----------------
Thomas C. Gregor............................................       $65,676             $59,956
Warren R. Gerleit...........................................        74,613              65,803
Donald W. Malwitz...........................................        90,975              86,883
Richard G. Tappen...........................................        69,698              52,736
Ralph L. Straw, Jr..........................................        40,663              37,330

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The Corporation has adopted a non-tax qualified retirement plan for certain of its executives ('SERP') to supplement the benefit such executives can receive under the Corporation's 401(k) and defined benefit pension plan. The SERP is designed to provide a benefit (less the benefits estimated to be provided under the tax-qualified plans) that is equal to 60% of the executive's final salary (or 70%, in the case of the benefit provided to Mr. Gregor). The benefit is payable over a period of 15 years. In the case of an executive's involuntary termination of employment for any reason (other than for cause, death or disability) or voluntary termination of employment in connection with a change in control, the executive is entitled to a benefit payable at age 65 (the 'BENEFIT AGE') equal to the full retirement benefit that he or she would have received had he or she remained in the employ of the Corporation or UNB and retired at his or her Benefit Age. In the event of the executive's request to receive an immediate disability benefit, in lieu of a retirement benefit, such benefit will be payable, beginning 30 days following the executive's request, in a lump sum. In the event of the executive's death while employed, the SERP provides a survivor's benefit equal to the benefit payable to the executive as if the executive remained employed until his or her Benefit Age. The SERP also provides a $10,000 death benefit payable to the executive's beneficiary. In the event that the executive makes a timely election, he or she can receive his or her retirement benefit in a lump sum instead of an annuity. The Corporation and the executives have established trusts which generally have purchased life insurance policies on the lives of the executives in order to fund the benefit obligation under the SERP. The SERP has eight participants, including Messrs. Gregor, Gerleit, Malwitz, Tappen and Straw. The estimated pre-tax benefit payable upon retirement at the executives benefit eligibility date is $242,917, $85,795, $32,017, $79,342 and $68,574, for Messrs. Gregor, Gerleit, Malwitz,
Tappen and Straw, respectively.

DEATH BENEFIT ONLY PLAN

    The Corporation has established a death benefit only plan ('DBO PLAN') for certain officers who are not participants in the SERP. The DBO Plan provides that in the event a participant dies prior to retirement, or in the event that a participant's employment is involuntarily terminated prior to retirement for any reason (other than for cause) and the participant dies prior to attaining retirement age, the participant's beneficiary will be entitled to a lump sum benefit equal to the difference between what the participant is projected to receive from the tax-qualified plans sponsored by the Corporation if the participant had remained employed by the Corporation or UNB until retirement age, and the amount the participant actually receives under the tax-qualified retirement plans. The benefit under the DBO Plan is payable in a lump sum. The DBO Plan also provides a $10,000 death benefit payable to the executive's beneficiary, provided, however, that no additional $10,000 death benefit will be available under the DBO Plan if the executive is entitled to such a benefit as a participant in the Deferred Compensation Plan or the Bonus Plan. The DBO Plan has four participants. The Corporation has established a non-qualified grantor trust which has purchased life insurance policies on the lives of the executives in order to fund the benefit obligation under the DBO Plan. For the 2000 fiscal year, the Corporation was not required to accrue a contribution to the DBO Plan.

EMPLOYMENT, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

    As of November 14, 2000, the Corporation and UNB entered into employment and change-in-control agreements with nine executive officers, including the five Named Officers. Each agreement provides for the employment of the executive from November 14, 2000 through June 30, 2003, at a minimum base salary equal to the executive's salary as of November 14, 2000, and is renewable if not terminated for successive five year terms. Under the agreement, the executive is entitled to participate in all incentive compensation and stock award plans, all pension, profit sharing or other retirement plans, and all medical, disability and life insurance plans made available to other executives of the Corporation. Such plans may not be terminated or altered in a manner adverse to the executive following a change in control of the Corporation, as defined in the agreement.

    Each agreement also provides for the following compensation upon termination of the executive's employment; upon the executive's death up to six months' current W-2 compensation to the extent that the Corporation has not provided life insurance with benefits equal to 200% of the executive's current W-2 compensation; upon termination due to disability, up to six months' base salary to the extent that the Corporation has not provided disability insurance with benefits equal to 100% of the executive's current W-2 compensation; if the termination is by the Corporation due to the executive's poor performance (which form of termination is only permitted prior to a change in control), one year's current W-2 compensation; if the termination is by the Corporation without cause prior to a change in control, two years' current W-2 compensation; if the termination is by the Corporation without cause after a change in control or after a change in control the executive resigns for good reason (generally defined to include material reductions in the executive's status or benefits), a lump sum equal to (x) the cash value (determined by a formula) of any stock options, restricted stock or other stock plan awards from the Corporation to the executive which are not vested on the date of the termination, plus (y) a multiple (2.99 for Mr. Gregor and Mr. Gerleit and 2.0 for the other executives) of the average W-2 compensation (including base salary and bonus) paid to the executive during the five year period prior to the change in control. The agreements contain gross-up provisions. If an excise tax is payable with respect to benefits payable under Section 4999 of the Internal Revenue Code because the amounts are deemed to constitute parachute payments within the meaning of
Section 280G of the Internal Revenue Code, the Corporation will make additional payments to provide the officer with the benefits he would have received in the absence of that excise tax. The Corporation will not be entitled to a Federal income tax deduction for any excess parachute payments, including any additional amounts paid pursuant to the gross-up provisions of the agreements.

    Each agreement defines 'change in control' generally to mean any of the following: (1) any person or group (other than the Corporation) acquires 25% or more of the Corporation's and/or UNB's voting securities or all or substantially all of its assets; (2) the Corporation and/or UNB agrees to merge with an unaffiliated entity and (a) the corporation's or UNB's directors immediately prior to such merger will constitute less than a majority of the directors of the surviving entity or (b) less than 75% of the outstanding voting securities of the surviving entity will be beneficially owned by the stockholders of the Corporation immediately prior to the merger; (3) the Corporation and/or UNB agrees to transfer all or substantially all of its assets, other than to a wholly-owned subsidiary of the Corporation; or (4) a majority of the directors of either the Corporation or UNB are persons who were not (a) directors immediately prior to the merger ('CURRENT MEMBERS'), (b) nominated by the affirmative vote of a majority of the current members at the time of their nomination ('FUTURE DESIGNEES') or (c) nominated by the affirmative vote of a majority of the current members and future designees, taken as a group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers to file reports of holdings and transactions in the Corporation's Common Stock with the Commission. Based on the Corporation's review of all reports furnished to it for 2000 pursuant to
Section 16(a), the Corporation believes all of the reports required to be filed under Section 16(a) were filed on a timely basis with respect to the Corporation's fiscal year ended December 31, 2000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of UNB's Compensation Committee during 2000 were Messrs. Blank (Chairman), Gregor, McGowan, Ross and Wickard.

    Among those who served on the Board of Directors during 2000 and thus were ultimately responsible for setting executive officer compensation, Mr. Gregor was himself an executive officer of the Corporation. Mr. Gregor participated in deliberations of the Corporation's and UNB's boards of directors concerning compensation of executive officers other than himself.

    John W. McGowan III, who is a director of the Corporation and served on the Compensation Committee, and William T. Kelleher, Jr., who is a director of the Corporation and thus among those ultimately responsible for setting executive officer compensation, are principals in law firms which performed legal services for UNB during 2000 and will continue to perform services for UNB in 2001. During 2000, Mr. McGowan's law firm was paid $17,221 by UNB and $45,324 directly by customers of UNB for the law firm's representation of UNB regarding loan transactions with such customers. During 2000, Mr. Kelleher's law firm was paid $13,631 by UNB and $5,303 directly by customers of UNB for the law firm's representation of UNB regarding loan transactions with such customers.

                              CERTAIN TRANSACTIONS

    In addition to those matters described above under the caption 'Compensation Committee Interlocks And Insider Participation,' directors and officers of the Corporation and their associates were customers of and had transactions with UNB in the ordinary course of business during the year ended December 31, 2000. Similar transactions may be expected to take place with the Corporation's subsidiaries in the future. Outstanding loans and commitments made by UNB in transactions with the Corporation's directors and officers and their associates were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features.

                    THE BOARD OF DIRECTORS' AUDIT COMMITTEE

THE AUDIT COMMITTEE AND ITS CHARTER

    Effective January 31, 2000, the Securities and Exchange Commission (the 'SEC') adopted new rules and amendments to current rules relating to the disclosure of information about companies' audit committees. In large part, the new rules are based on recommendations made by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The new rules require that proxy statements must now contain a report of the audit committee addressing several issues identified in the rules. In addition, the SEC recommends that audit committees adopt written charters. Any such charter must be included as an attachment to the proxy statement at least once every three years. Our Audit Committee had a charter prior to the Blue Ribbon Committee and SEC recommendations and recently amended it to conform to those recommendations. It is included in this proxy statement at Appendix C.

    Our Audit Committee consists of four directors, all of whom are independent directors. Consistent with NASDAQ's independent director and audit committee listing standards, as amended on December 14, 1999. A director will not be considered 'INDEPENDENT' if, among other things, he or she has:

     been employed by the Corporation or its affiliates in the current or past three years;

     accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

     an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

     been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2000 with management and with the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

    The Audit Committee has received the written disclosures and the letter from our independent accountants, KPMG LLP, required by Independence Standards Board No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with KPMG the issue of KPMG's independence from the Corporation.

    Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                              THE AUDIT COMMITTEE

George J. Wickard, Chairman         Patricia A. McKiernan
C. Douglas Cherry                   Charles N. Pond, Jr.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

    The following report, a requirement of the Commission, was prepared by the Board of Directors of the Corporation.

    UNB is the primary subsidiary of the Corporation, and the compensation of senior officers of UNB (who may be deemed 'EXECUTIVE OFFICERS' of the Corporation for reporting purposes) is normally established by the full Board of Directors of UNB, based on recommendations made to it by its Compensation Committee. The Compensation Committee is composed of five directors who, in 2000, were Messrs. Blank (Chairman), Gregor, McGowan, Ross and Wickard. Mr. Gregor does not participate in the committee deliberations with respect to his own compensation.

    The Board of Directors of UNB uses a performance-based bonus program to determine bonuses for all UNB senior officers. The Board of Directors or, in the case of officers under the rank of Vice President, UNB management, sets specific, measurable goals to be attained by both UNB and the individual officer. At year end, the performance of both UNB and the officer are measured and bonuses are determined using a matrix under which the performance of UNB and the officer each contribute to the bonus available for such officer. Specified levels of performance must be met by both UNB and the officer before any bonus is payable.

    In addition, the Corporation makes available to all employees, including Named Officers, a 401(k) Plan pursuant to which the employees may make contributions and the Corporation may match such contributions, up to a maximum match of 5% of the employee's compensation. In 2000, the Corporation undertook to match 50% of each employee's contribution (up to the 5% compensation cap) and to match an additional 50% (subject to the cap) if UNB met its approved budget for the year. The budget was not met and employee contributions were matched 50% in 2000.

    During 2000, Mr. Thomas C. Gregor served as Chairman and Chief Executive Officer of UNB, and Chairman, President and Chief Executive Officer of the Corporation. Mr. Gregor's base salary for 2000 was set by the Board of UNB based upon his performance in executing his responsibilities in those positions in 1999 and the performance anticipated from him in 2000 and future years. In addition, the Board considered national executive compensation statistics for organizations of similar size. The Board also considered the objectives set by the Board for UNB for 1999, the overall performance of the Corporation and UNB and Mr. Gregor's ability to develop and motivate employees to meet the Corporation's short- and long-term objectives. The financial measures used to determine Mr. Gregor's performance on the matrix were the achievement of projected budget results, the completion of specified corporate projects for 2000 within time and within budget results, the achievement of specified minimum financial ratios, the achievement of specified goals with respect to UNB's internal quality program, financial performance and growth, and competitive considerations. Mr. Gregor did not receive a bonus for 2000 based on the Corporation's failure to meet its performance goals for the year 2000.

    Specifically included in the financial measures referred to above and considered by the Compensation Committee were return on equity ('ROE'), net interest margin ('NIM') and the efficiency ratio. ROE for 2000 was 20.77 as compared to 17.30 and 13.92 for 1999 and 1998, respectively. The Corporation's peer group comparative ratios were 14.38, 14.59 and 14.24. NIM for 2000, 1999 and 1998 for the Corporation was 3.75, 4.17 and 4.19. Comparatively, the Corporation's peer group numbers were 4.29, 4.10 and 4.21. The Corporation's efficiency ratio in 2000, 1999 and 1998, respectively, was 58.19, 56.07 and
62.34. For the peer group, the ratios were 56.47, 57.66 and 56.98, respectively. The historical comparisons for the above ratios have been adjusted to reflect the 'Raritan' acquisition as of March 31, 1999. In evaluating these financial measures, the Committee also considered the impact of corporate initiatives including mergers and de novo branch openings for which the foregoing numbers have not been adjusted.

    With respect to 2000 compensation for senior officers, the Compensation Committee based its recommendations, and the full Board based its actions, on the duties and responsibilities of the officer in question, the performance of UNB and of the particular officer in 1999, the performance anticipated from the officer in 2000 and future years, and competitive factors. Based upon UNB's performance-based bonus program, described above, bonuses for each senior officer were set based on a matrix, which in turn was based on goals set for the senior officer and for UNB as a whole. The CEO or, in some instances, the senior officer's other supervising officer, sets the goals for each senior officer. Based on the fact that neither the Corporation nor UNB met its performance goals in 2000, none of the senior officers were granted bonuses for 2000.

    Another compensation tool which the Board uses to relate executive compensation to the performance of the Corporation and UNB as a whole is the Corporation's Stock Based Incentive Plan. Recommendations for awards under this plan are made to the full Board of Directors by its Stock Based Incentive Plan Committee. The Committee is composed of non-management outside directors who, in 2000, were Messrs. Blank (Chairman), Cherry, Hance (until his resignation in
July), Kopicki, Pond, Ross, Walker, West and Wickard and Mesdames Marotta and McKiernan. Mr. Gregor was awarded options to acquire 20,000 shares of Corporation Common Stock pursuant to this plan in 2000, based on his 1999 performance and the other Named Officers were awarded a total of 24,100 options under this plan in 2000, again based on their 1999 performance. With the Plan due to expire on April 16, 2001, shareholder approval of a new option plan is being sought at this year's annual meeting.

    Detailed information related to the compensation of the Named Officers is shown in the compensation tables above.

    Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation for the five highest paid officers. Deductible compensation for those officers is limited to $1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation which has been approved by shareholders. Based on its 2001 salaries, profit-sharing awards and incentive plan awards, the Corporation does not expect any of its executive officers to exceed the $1 million deductibility threshold during the 2001 tax year.

                             THE BOARD OF DIRECTORS

George W. Blank              John W. McGowan III        Arlyn D. Rus
C. Douglas Cherry            Patricia A. McKiernan      David R. Walker
Thomas C. Gregor             Charles N. Pond, Jr.       Ronald E. West
William T. Kelleher, Jr.     Paul K. Ross               George J. Wickard
John R. Kopicki
Antonia S. Marotta

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return on a hypothetical $100 investment made on December 31, 1995 in: (a) the Corporation's Common Stock; (b) the NASDAQ Banks Index; and (c) the SNL Securities Banks with $1B to $5B in Assets Index. The graph is calculated assuming that dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock.

    This year, the Corporation switched from the Keefe, Bruyette & Woods 50 Index (the 'KBW 50') to the SNL Securities Index Banks with $1 Billion to
$5 Billion in assets (the 'SNL'). The KBW 50 is comprised of fifty money center and regional banks, while the SNL is comprised of banks with $1 to $5 Billion in assets. The Corporation believes that the SNL, which is more closely aligned with the Corporation's size and organizational structure than the KBW 50, provides a more accurate comparison for the performance of the Common Stock of the Corporation against other financial institutions of similar size and structure. The comparable figures in the graph below for the KBW 50 are as follows: 12/30/95 -- $100.00; 12/29/96 -- $141.46; 12/31/97 -- $206.80;
12/31/98 -- $223.91; 12/31/99 -- $216.14; 12/31/00 -- $259.50.

                               [PERFORMANCE GRAPH]

TOTAL RETURN INDEX                                            12/30/95   12/29/96   12/31/97   12/31/98   12/31/99   12/31/00
------------------                                            --------   --------   --------   --------   --------   --------
UNITED NATIONAL BANCORP.....................................   $100.0     $116.0     $189.4     $183.8     $192.5     $174.0
SNL Securities Banks with $1B to $5B in Assets..............   $100.0     $129.6     $216.2     $215.7     $198.2     $224.9
CRSP Index for NASDAQ Stock Market (U.S. Companies).........   $100.0     $123.0     $150.7     $212.5     $394.8     $237.4

                             SHAREHOLDER PROPOSALS

    New Jersey corporate law requires that the notice of a regular or special shareholder's meeting specify the purpose of such meeting. Thus, a shareholder proposal must be referred to in the Corporation's notice of shareholders' meeting for the proposal to be validly considered at a Corporation annual meeting.

    Any shareholder that wishes to have a proposal included in our notice of shareholders' meeting, proxy statement and proxy card for our 2002 annual meeting must submit the proposal to the Corporation by the applicable deadline. The deadline is November 26, 2001, subject to change as noted below.

    If the Corporation changes its 2002 annual meeting date to a date more than 30 days from the date of its 2001 annual meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before we begin to print and mail our proxy materials. If the Corporation changes the date of its 2002 annual meeting in a manner which alters the deadline, we will so state under Item 5 of the first quarterly report on Form 10-Q we file with the SEC after the date change, or will notify our shareholders by another reasonable means.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG LLP ('KPMG') served as the Corporation's independent public accountants for the fiscal years ended December 31, 2000, 1999 and 1998. Representatives of KPMG will be present at the Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions. KPMG also will serve as the Corporation's independent public accountants for the fiscal year ending December 31, 2001.

    The fees billed for services rendered for the Corporation by KPMG for the year 2000 were as follows:

Audit Fees..................................................  $218,500
Financial Information Systems Design and Implementation
  Fees......................................................     3,500
All Other Fees:
    Tax Services............................................    66,700
    Merger Related..........................................    33,250
                                                              --------
        Total All Other Fees................................    99,950
                                                              --------
Total Fees Billed by KPMG for Year 2000 Services............  $321,950
                                                              --------

    The Audit Committee of the Board of Directors has considered whether the provision of the services covered under the captions 'Financial Information Systems Design and Implementation Fees' and 'All Other Fees' above is compatible with maintaining KPMG's independence.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

    The Board of Directors knows of no business that will be presented for consideration at the Meeting other than that stated in this Proxy Statement. Should any other matters properly come before the Meeting or any adjournment thereof, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

    WHETHER YOU INTEND TO BE PRESENT AT THE MEETING OR NOT, YOU ARE URGED TO RETURN YOUR SIGNED PROXY PROMPTLY.

                                          By Order of the Board of Directors

                                          Thomas C. Gregor

                                          Thomas C. Gregor
                                          Chairman of the Board

Bridgewater, New Jersey
March 27, 2001

                                                                      APPENDIX A

                            UNITED NATIONAL BANCORP
                2001 NON-EMPLOYEE DIRECTOR LONG TERM EQUITY PLAN

PURPOSES

    The United National Bancorp 2001 Non-Employee Director Long Term Equity Plan is hereby established to advance the interests of United National Bancorp (the 'Corporation') and its shareholders by providing its Non-Employee Directors with equity interests in the Corporation. The Plan will enhance the ability of the Corporation

        (a) to attract, retain and motivate its Non-Employee Directors and;

        (b) to provide additional incentive to such Non-Employee Directors by encouraging them to invest in Shares of the Corporation's Common Stock and thereby increase their proprietary interest in the Corporation and personal interest in the Corporation's continued success and progress to the mutual benefit of directors, employees and shareholders; and

        (c) to enhance the ability of the Corporation to define goals and objectives under which long-term equity will be granted, which will further align the interests of the Non-Employee Directors with that of the Corporation and its subsidiary bank, United National Bank (the 'Bank').

                                   ARTICLE I
                                  DEFINITIONS

    For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

        1.1 'Cause' shall mean (i) the conviction of the Participant of a felony by a court of competent jurisdiction, (ii) the indictment of the Participant by a state or Federal grand jury of competent jurisdiction for embezzlement or misappropriation of funds of the Corporation or any Subsidiary, or for any act of dishonesty or lack of fidelity towards the Corporation or any Subsidiary, (iii) the written confession by the Participant of any act of dishonesty towards the Corporation or any Subsidiary or any embezzlement or misappropriation of funds of the Corporation or any Subsidiary, or
    (iv) willful or gross neglect of the duties for which the Participant was responsible, all as the Board, in its sole discretion, may determine.

        1.2 'Change in Control' shall mean the first to occur of any of the following events:

               (a) Any person or entity or group of affiliated persons or entities (other than the Corporation) becomes a beneficial owner, directly or indirectly, of 25% or more of the Corporation's and/or the Bank's voting securities or all or substantially all of the assets of the Corporation and/or the Bank.

               (b) The Corporation and/or the Bank enters into a definitive agreement which contemplates the merger, consolidation or combination of either the Corporation or the Bank with an unaffiliated entity in which either or both of the following is to occur: (i) the directors of the Corporation and/or the Bank, as applicable, immediately prior to such merger, consolidation or combination will constitute less than a majority of the Board of directors of the surviving, new or combined entity; or (ii) less than 75% of the outstanding voting securities of the surviving, new or combined entity will be beneficially owned by the stockholders of the Corporation immediately prior to such merger, consolidation or combination; provided, however, that if any definitive agreement to merge, consolidate or combine is terminated without consummation of the transaction, then no Change in Control shall be deemed to have occurred pursuant to this paragraph (b);

               (c) The Corporation and/or the Bank enters into a definitive agreement which contemplates the transfer of all or substantially all of the Corporation's and/or the Bank's assets, other than to a wholly-owned Subsidiary of the Corporation; provided, however, that if any definitive agreement to transfer assets is terminated without consummation of the transfer, then no Change in Control shall be deemed to have occurred pursuant to this paragraph (c); or

               (d) A majority of the members of the Board of Directors of either the Corporation or the Bank shall be persons who: (i) were not members of such Board on the date this Plan is approved by the stockholders of the Corporation ('current members'); and (ii) were not nominated by a vote of such Board which included the affirmative vote of a majority of the current members on such Board at the time of their nomination ('future designees'), and (iii) were not nominated by a vote of such Board which included the affirmative vote of a majority of the current members and future designees, taken as a group, on such Board at the time of their nomination.

    1.3 'Code' shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

    1.4 'Common Stock' shall mean the Common Stock of the Corporation.

    1.5 'Date of Grant' means the effective date on which an option or grant is awarded to a Participant as set forth in the Stock Option or Restricted Stock agreement.

    1.6 'Disability' shall mean permanent and total disability as defined in the Corporation's employee welfare benefit plan offering a long term disability benefit, or, if no such benefit is offered, as defined by Section 105(d)(4) of the Code.

    1.7 'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended.

    1.8 'Fair Market Value' of Shares on any date shall be determined for all purposes of the Plan as follows: (a) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ('NASDAQ') or other comparable quotation system but not on the NASDAQ National Market, Fair Market Value on any date shall be the average of the last bid and asked prices reported for the Shares on such system on such date or on the last day preceding such date on which bid and asked prices were reported; provided, that if such system quotes only sales prices and does not quote bid and asked prices, Fair Market Value on any date shall be the average of the high and low sales prices reported for the Shares on such system on such date or on the last day preceding such date on which any sales were reported; or (b) if the Shares are admitted to trading on a national securities exchange or on the NASDAQ National Market, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange or on the NASDAQ National Market on such date or on the last date preceding such date on which a sale was reported.

    1.9 'Non-Employee Director' shall mean a member of the Board who is not a common law employee (as defined in accordance with the regulations and Revenue Rulings then applicable under Section 340 (c) of the Code) of the Corporation or any Subsidiary on the date such member is granted an Option or at any time during the preceding 12 month period.

    1.10 'Nonqualified Stock Option' shall mean an option to purchase Shares of Common Stock granted to a Participant pursuant to Article IV and which is not intended to qualify as an Incentive Stock Option under Section 422 of the Code.

    1.11 'Participant' shall mean a Non-Employee Director who has been granted a Stock Option or Restricted Stock under the Plan.

    1.12 'Plan' shall mean this United National Bancorp 2001 Non-Employee Director Long-Term Equity Plan, as it may be amended from time to time.

    1.13 'Restricted Stock' shall mean Common Stock granted to a Participant pursuant to the Plan, which may be forfeitable and/or have restrictions on transfer in any form as defined in Article VI.

    1.14 'Retirement' shall mean any normal or early Retirement by a Participant pursuant to the terms of any pension Plan or policy of the Corporation or any Subsidiary that is applicable to such Participant at the time of his or her Termination of Service.

    1.15 'Secretary' shall mean the corporate Secretary of the Corporation.

    1.16 'Shares' shall mean Shares of Common Stock.

    1.17 'Stock Dividend' shall mean a dividend or other distribution declared on the Shares of Common Stock payable in (i) capital stock of the Corporation or any Subsidiary of the Corporation, or (ii) rights, options or warrants to receive or purchase capital stock of the Corporation or any Subsidiary of the Corporation, or (iii) securities convertible into or exchangeable for capital stock of the Corporation or any Subsidiary of the Corporation, or (iv) any capital stock received upon the exercise, or with respect to, the foregoing.

    1.18 'Stock Option' shall mean a right to purchase Common Stock of the Corporation granted to a Non-Employee Director pursuant to the Plan.

    1.19 'Subsidiary(ies)' shall mean any Corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly by the Corporation, excluding entities controlled in a fiduciary capacity.

    1.20 'Terminate (Termination of) service (or Termination)' shall mean the time at which the Participant ceases to provide services to the Corporation in any capacity, including, but not limited to, services as a director or as a common law employee, but shall not include a lapse in providing services which the Board determines to be a temporary leave of absence.

    1.21 'Year(s) of Service' shall mean any calendar year during which the applicable person served on the Board for at least seven months.

                                   ARTICLE II
                                 ADMINISTRATION

    Subject to the terms of this Article II, the Plan shall be administered by a Committee (the 'Committee') of the Board of Directors of the Corporation (the 'Board') which shall consist of those members of the Compensation Committee of the Board who are 'Non-Employee Directors' as that term is defined in Rule 16b-3 promulgated under the Exchange Act, provided, that if there are less than two members of the Compensation Committee of the Board who so qualify, the Board shall appoint from among its members who do so qualify one or more additional members of the Committee so that at all times the Committee shall have at least two such members.

    The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Subject to the terms hereof, the Committee shall have exclusive power to:

        (a) Designate, from time to time, the directors of the Corporation to whom Stock Options or Restricted Stock will be granted;

        (b) Designate the time or times when Stock Options or Restricted Stock will be granted;

        (c) Determine the number of Shares of Common Stock subject to issuance pursuant to any Stock Option or Restricted Stock award, and all of the terms, conditions, restriction limitations, if any, of an award of Stock Options or Restricted Stock, including the time and conditions of exercise or vesting;

        (d) Accelerate the vesting of any Stock Options or Restricted Stock or exercise of any Stock Options when such actions would be in the best interests of the Corporation;

        (e) Interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan; and

        (f) Make such other determinations and take such other action as it deems necessary or advisable in connection with the foregoing.

    The Committee shall have full authority and responsibility to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Stock Options or Restricted Stock issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Corporation and all Participants.

                                  ARTICLE III
                           SHARES SUBJECT TO THE PLAN

    Subject to the provisions of Article XI of the Plan, the aggregate number of Shares which may be issued to Participants under grants of Stock Options or Restricted Stock made by the Committee under this Plan and the 2001 Officer Long Term Equity Plan shall be 1,000,000. Shares to be distributed and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Corporation in its treasury. Shares that by reason of the unexercised expiration or unexercised termination of a Stock Option are no longer subject to purchase may be reoffered under the Plan. Shares that were the subject of Restricted Stock awards that were forfeited prior to vesting may also be re-offered under the Plan.

                                   ARTICLE IV
                                 STOCK OPTIONS

    4.1 Eligibility. Each person who, at the time of grant, is a Non-Employee Director will be eligible to receive one or more grants of Stock Options subject to the provision of this Article IV.

    4.2 Grant of Stock Options. All grants of Stock Options under this Article IV shall be awarded by the Committee. Each grant of Stock Options shall be evidenced by a Stock Option agreement setting forth the total number of Shares subject to the Stock Option, the option exercise price, the term of the Stock Option, the vesting schedule, and such other terms and provisions as are approved by the Committee, but, except to the extent permitted herein, are not inconsistent with the Plan. The Corporation shall execute Stock Option agreements upon instructions from the Committee.

    4.3 Exercise Price. The exercise price for a Nonqualified Stock Option shall be equal to the Fair Market Value per share of the Common Stock on the Date of Grant. Notwithstanding anything to the contrary contained in this Section 4.3, the exercise price of each Stock Option granted pursuant to the Plan shall not be less than the par value per share of the Common Stock.

    4.4 Option Period. The option period will begin and terminate on the respective dates specified by the Committee, but may not terminate later than ten years from the Date of Grant. No Stock Option granted under the Plan may be exercised at any time after the expiration of its option period. Subject to
Section 4.5, the Committee may provide for the vesting of Stock Options in installments and upon such terms, conditions and restrictions as it may determine. In addition to the provisions contained elsewhere herein concerning automatic acceleration of unmatured installments of Stock Options, the Committee shall have the right to accelerate the time at which any Stock Option granted to a director shall become vested, or exercisable.

    4.5 Vesting; Acceleration Upon Change In Control. Stock Options granted pursuant to the Plan shall become exercisable as follows: 50% of the award shall become exercisable on the second anniversary of the date of the grant; 25% shall become exercisable on the third anniversary of the date of the grant; and 25% shall become exercisable on the fourth anniversary of the date of the grant, subject in each case to the terms and conditions of Article VII. All Stock Options theretofore granted under the Plan shall automatically become exercisable upon a Change in Control.

                                   ARTICLE V
                           EXERCISE OF STOCK OPTIONS

    5.1 Payment. Full payment for Shares purchased upon exercise of a Stock Option shall be made in cash or by the Participant's delivery to the Corporation of Shares of Common Stock which have a Fair Market Value equal to the exercise price (or in any combination of cash and Shares of Common Stock having an aggregate Fair Market Value equal to the exercise price). No Shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a stockholder until Shares are issued to him. Additionally, Shares covered by a Stock Option may be purchased upon exercise, in whole or in part, in accordance with the applicable Stock Option agreement, by authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of a Stock Option, and assigning the delivery to the Corporation of a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise.

                                   ARTICLE VI
                                RESTRICTED STOCK

    6.1 Eligibility. The Committee shall, from time to time, select the Non-Employee Directors to whom shares of Restricted Stock are to be granted, in recognition of each such Participant's contribution to the Corporation's success.

    6.2 Grant of Stock. All grants of Restricted Stock under this Article VI shall be awarded by the Committee. Each share of Restricted Stock shall be made subject to restrictions on transfer and subject to forfeiture until the share 'vests' upon the Participant having continued as a director of the Corporation for a period of time specified in the agreement governing the award, which shall not be more than ten years after the date of grant. Each grant of Restricted Stock shall be evidenced by a Restricted Stock agreement setting forth the total number of shares of Restricted Stock, the vesting schedule, and such other terms and provisions as are approved by the Committee, but, except to the extent permitted herein, are not inconsistent with the Plan.

    6.3 Terms of the Grant. The Committee may provide for the vesting of Restricted Stock in installments and upon such terms, conditions and restrictions as it may determine. In addition to the provisions contained elsewhere herein concerning automatic acceleration of unvested installments of Restricted Stock, the Committee shall have the right to accelerate the time at which any Restricted Stock granted to a director shall become vested. All Restricted Stock theretofore granted under the Plan shall automatically become vested upon a Change in Control.

                                  ARTICLE VII
                      TERMINATION OF EMPLOYMENT OR SERVICE

    7.1 Options. A Participant's Stock Options may be vested and/or exercised as follows in the event of such Participant's death or disability, retirement, voluntary termination or termination for Cause:

        (a) Death or Disability. In the event of a Participant's death or Termination of Service as a result of total and permanent Disability (as defined in Section 22(e) of the Code), all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full and the Stock Option may be exercised for a period of twelve (12) months after the Participant's death, termination of employment because of Disability, or until expiration of the option period (if sooner), by the Participant in the case of Disability, or in the case of death, the Participant's estate or personal representative, or by the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the Participant's death;

        (b) Retirement. In the event of a Participant's termination of employment as the result of a Retirement in accordance with the standard Retirement policies of the Corporation, then all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full if such Participant shall have completed at least three Years of Service on or prior to the Termination of Service, and the Stock Option may be exercised by the Participant or his guardian or legal representative for a period of twelve
    (12) months after or until expiration of the option period (if sooner);

        (c) Voluntary Termination. In the event that a Participant terminates employment voluntarily, the Stock Options may be exercised to the extent such Stock Options were exercisable immediately prior to the Termination of Service by the Participant for a period of twelve (12) months after or until expiration of the option period (if sooner);

        (d) Termination for Cause. In the event that a Participant's termination is for Cause, no Stock Option shall be exercisable after the date of termination.

    7.2 Restricted Stock. A Participant's Restricted Stock may be vested as follows in the event of such Participant's death or disability or retirement:

        (e) Death or Disability. In the event of a Participant's death or Termination of Service as a result of total and permanent Disability (as defined in Section 22(e) of the Code), all Restricted Stock outstanding shall thereupon automatically be vested, provided the Participant was a director of the Corporation immediately prior thereto;

        (f) Retirement. In the event of a Participant's termination of employment as the result of a Retirement in accordance with the standard Retirement policies of the Corporation, all Restricted Stock outstanding shall thereupon automatically be vested, provided the Participant was a director of the Corporation immediately prior thereto and the Participant shall have completed at least three Years of Service on or prior to the Termination of Service.

    7.3 More Restrictive Terms. Notwithstanding the foregoing, an individual grant of a Stock Option or Restricted Stock to a Participant under the Plan may provide, pursuant to the terms of the particular Stock Option or Restricted Stock agreement, more restrictive terms than those contained in this Plan concerning any exercise of such Stock Option or grant of Restricted Stock with respect to any termination of employment or service by such Participant.

                                  ARTICLE VIII
                            AMENDMENT OR TERMINATION

    This Plan may be amended or terminated by the Board at any time and in any respect, except that no amendment may be made without stockholder approval if such amendment would (a) increase the maximum number of Shares available for issuance under the Plan, (b) modify the class of persons eligible to receive awards under the Plan, (c) materially increase the benefits accruing to Participants under the Plan, (d) increase the periods during which Options may be granted or exercised, or during which Restricted Stock may be granted or vest, or (e) change the vesting schedule provided in this Plan for options. Similarly, subject to obtaining the consent of the Participant where required by contract law, the Committee may alter, amend or modify any award or grant made pursuant to this Plan in any respect not in conflict with the provisions of the Plan, if the Committee deems such alteration, amendment or modification to be in the best interests of the Participant or the Corporation by reason of changes or interpretations in tax, securities or other applicable laws.

                                   ARTICLE IX
                               EFFECT OF THE PLAN

    Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any director any right to be granted a Stock Option to purchase or receive Common Stock of the Corporation, to be granted Restricted Stock or any other rights except as may be evidenced by a Stock Option or Restricted Stock agreement, or any amendment thereto, duly authorized by and executed on behalf of the Corporation and then only to the extent of and upon the terms and conditions expressly set forth therein.

                                   ARTICLE X
                                      TERM

    The Plan shall be submitted to the Corporation's stockholders for their approval. Unless sooner terminated by action of the Board, the Plan will terminate on the 16th day of April 2011. Stock Options or Restricted Stock under the Plan may not be granted after that date, but Stock Options or Restricted Stock granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE XI
                              CAPITAL ADJUSTMENTS

    If at any time while the Plan is in effect or unexercised Stock Options or unvested Restricted Stock is outstanding there shall be any increase or decrease in the number of issued and outstanding Shares of Common Stock through the declaration of a Stock Dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of Shares of Common Stock, then and in such event:

        (a) An appropriate adjustment shall be made in the maximum number of Shares of Common Stock then subject to being awarded under grants pursuant to the Plan, to the end that the same proportion of the Corporation's issued and outstanding Shares of Common Stock shall continue to be subject to being so awarded;

        (b) Appropriate adjustments shall be made in the number of Shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Corporation's issued and outstanding Shares of Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price; and

        (c) Appropriate adjustments shall be made in the number of shares of Restricted Stock previously granted and unvested, to the end that the same proportion of the Corporation's issued and outstanding Shares of Common Stock in each instance shall remain the subject of the award of Restricted Stock.

    Any fractional Shares resulting from any adjustment made pursuant to this
Article XI shall be eliminated for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Corporation of Shares of its capital stock of any class, or securities convertible into Shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Corporation convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares of Common Stock then subject to outstanding Stock Options or Restricted Stock granted under the Plan.

                                  ARTICLE XII
                            CORPORATE REORGANIZATION

    In the event of a transaction involving (i) the liquidation or dissolution of the Corporation, (ii) a merger or consolidation in which the Corporation is not the surviving Corporation, or (iii) the sale or disposition of all or substantially all of the Corporation's assets, provision shall be made in connection with such transfer for the assumption of Stock Options or Restricted Stock theretofore granted under the Plan, or the substitution for such Stock Options or Restricted Stock of new equity of the successor Corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Board, the Plan and the Stock Options and Restricted Stock issued hereunder shall terminate on the effective date of such transaction and appropriate provision shall be made for payment to the Participant of an amount in cash equal to the fair market value of a Share multiplied by (a) the number of Shares subject to the Stock Options (to the extent such Stock Options have not been exercised) less the exercise price for such Stock Options (to the extent such Stock Options have not been exercised), plus (b) the number of shares of Restricted Stock.

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
                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

    13.1 Exercise of Stock Options. Stock Options granted under the Plan may be exercised during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable Stock Option agreements. Notwithstanding anything to the contrary contained herein, Stock Options may not be exercised, nor may Shares be issued pursuant to a Stock Option if any necessary listing of the Shares on a stock exchange or any registration under state or Federal securities laws required under the circumstances has not been accomplished.

    13.2 Non-Assignability. A Stock Option or (until vested) a share of Restricted Stock granted to a Participant may not be transferred or assigned, other than (i) by will or the laws of descent and distribution, or
(ii) pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended). Subject to the foregoing, during a Participant's lifetime, Stock Options granted to a Participant may be exercised only by the Participant or, provided the particular Stock Option agreement so provides, by the Participant's guardian or legal representative.

    13.3 Investment Intent. The Corporation may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options or Restricted Stock granted or the Shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

    13.4 Allotment of Shares. The Committee shall determine the number of Shares of Common Stock to be offered from time to time by grant of Stock Options or Restricted Stock to Participants under the Plan. The grant of a Stock Option or Restricted Stock to a Participant shall not, by itself, be deemed either to entitle the Participant to, or to disqualify the Participant from, participation in any other grant of Stock Options or Restricted Stock under the Plan.

    13.5 No Right to Continue Employment. This Plan does not constitute a contract of employment. Nothing in the Plan or in any Stock Option or Restricted Stock agreement confers upon any director the right to continue in the employ of the Corporation or interferes with or restricts in any way the right of the Corporation to discharge any director at any time (subject to any contract rights of such director).

    13.6 Stockholders' Rights. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to Shares which have been actually issued.

    13.7 Indemnification of Board and Committee. No current or previous member of the Board or the Committee, nor any officer or employee of the Corporation acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all such members of the Board or the Committee and each and any officer or employee of the Corporation acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Corporation's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

    13.8 Dividends and Dividend Equivalents. The Committee may provide that any grants of Restricted Stock under the Plan may earn dividends or dividend equivalents. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or share equivalents. Without limiting the foregoing, at the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on shares of Restricted Stock by the Corporation shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such Shares, in which case such dividends shall be paid over to the Participant, or (ii) the forfeiture of such Shares under the terms hereof and of the grant agreement, in which case such dividends shall be forfeited to the Corporation, and such dividends shall be held by the Corporation for the account of the Participant until such time. In the event of such deferral, interest shall be credited on the amount of such dividends held by the Corporation for the account of the Participant from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

    13.9 Gender and Number. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

    13.10 Governing Law. The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey.

    13.11 Other Applicable Laws. The obligation of the Corporation to sell or deliver Shares with respect to Stock Options or Restricted Stock granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board. The Corporation shall not be deemed, by reason of the granting of any Stock Option or Restricted Stock award, to have any obligation to register the Shares subject to such Stock Option or Restricted Stock award under the Securities Act of 1933, as amended, or to maintain in effect any registration of such Shares which may be made at any time under such act.

    13.12 Rule 16b-3. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Board shall interpret and administer the provisions of the Plan or any Stock Option in a manner consistent therewith. Any provisions inconstant with such Rule shall be inoperative and shall not affect the validity of the Plan.

                                  ARTICLE XIV
                                 EFFECTIVE DATE

    The effective date of the Plan shall be April 17, 2001, that is the date on which it was first approved and adopted by the Shareholders. The Plan will continue in effect until the expiration of its term or until earlier terminated, amended, or suspended in accordance with the terms hereof.

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
                                                                      APPENDIX B

                            UNITED NATIONAL BANCORP
                       2001 OFFICER LONG-TERM EQUITY PLAN

PURPOSES

    The United National Bancorp 2001 Officer Long-Term Equity Plan is hereby established to advance the interests of United National Bancorp (the 'Corporation') and its shareholders by providing its Officers with equity interests in the Corporation. The Plan will enhance the ability of the Corporation

        (a) to attract, retain and motivate its Officers;

        (b) to provide additional incentive to such Officers by encouraging them to invest in Shares of the Corporation's Common Stock and thereby increase their proprietary interest in the Corporation and personal interest in the Corporation's continued success and progress to the mutual benefit of directors, employees and shareholders; and

        (c) to enhance the ability of the Corporation to define goals and objectives under which long-term equity will be granted, which will further align the interests of the Officers with that of the Corporation and its subsidiary bank, United National Bank (the 'Bank').

                                   ARTICLE I
                                  DEFINITIONS

    For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

        1.1 'Cause' shall mean (i) the conviction of the Participant of a felony by a court of competent jurisdiction, (ii) the indictment of the Participant by a state or Federal grand jury of competent jurisdiction for embezzlement or misappropriation of funds of the Corporation or any Subsidiary, or for any act of dishonesty or lack of fidelity towards the Corporation or any Subsidiary, (iii) the written confession by the Participant of any act of dishonesty towards the Corporation or any Subsidiary or any embezzlement or misappropriation of funds of the Corporation or any Subsidiary, or
    (iv) willful or gross neglect of the duties for which the Participant was responsible, all as the Board, in its sole discretion, may determine.

        1.2 'Change in Control' shall mean the first to occur of any of the following events:

               (a) Any person or entity or group of affiliated persons or entities (other than the Corporation) becomes a beneficial owner, directly or indirectly, of 25% or more of the Corporation's and/or the Bank's voting securities or all or substantially all of the assets of the Corporation and/or the Bank;

               (b) The Corporation and/or the Bank enters into a definitive agreement which contemplates the merger, consolidation or combination of either the Corporation or the Bank with an unaffiliated entity in which either or both of the following is to occur: (i) the directors of the Corporation and/or the Bank, as applicable, immediately prior to such merger, consolidation or combination will constitute less than a majority of the Board of directors of the surviving, new or combined entity; or (ii) less than 75% of the outstanding voting securities of the surviving, new or combined entity will be beneficially owned by the stockholders of the Corporation immediately prior to such merger, consolidation or combination; provided, however, that if any definitive agreement to merge, consolidate or combine is terminated without consummation of the transaction, then no Change in Control shall be deemed to have occurred pursuant to this paragraph (b);

               (c) The Corporation and/or the Bank enters into a definitive agreement which contemplates the transfer of all or substantially all of the Corporation's and/or the

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
           Bank's assets, other than to a wholly-owned Subsidiary of the Corporation; provided, however, that if any definitive agreement to transfer assets is terminated without consummation of the transfer, then no Change in Control shall be deemed to have occurred pursuant to this paragraph (c); or

               (d) A majority of the members of the Board of Directors of either the Corporation or the Bank shall be persons who: (i) were not members of such Board on the date this Plan is approved by the stockholders of the Corporation ('current members'); and (ii) were not nominated by a vote of such Board which included the affirmative vote of a majority of the current members on such Board at the time of their nomination ('future designees'), and (iii) were not nominated by a vote of such Board which included the affirmative vote of a majority of the current members and future designees, taken as a group, on such Board at the time of their nomination.

        1.3 'Code' shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

        1.4 'Common Stock' shall mean the Common Stock of the Corporation.

        1.5 'Date of Grant' means the effective date on which an option or grant is awarded to a Participant as set forth in the Stock Option or Restricted Stock agreement.

        1.6 'Disability' shall mean permanent and total disability as defined in the Corporation's employee welfare benefit plan offering a long term disability benefit, or, if no such benefit is offered, as defined by Section 105(d)(4) of the Code.

        1.7 'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended.

        1.8 'Fair Market Value' of Shares on any date shall be determined for all purposes of the Plan as follows: (a) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ('NASDAQ') or other comparable quotation system but not on the NASDAQ National Market, Fair Market Value on any date shall be the average of the last bid and asked prices reported for the Shares on such system on such date or on the last day preceding such date on which bid and asked prices were reported; provided, that if such system quotes only sales prices and does not quote bid and asked prices, Fair Market Value on any date shall be the average of the high and low sales prices reported for the Shares on such system on such date or on the last day preceding such date on which any sales were reported; or (b) if the Shares are admitted to trading on a national securities exchange or on the NASDAQ National Market, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange or on the NASDAQ National Market on such date or on the last date preceding such date on which a sale was reported.

        1.9 'Incentive Stock Option' shall mean an option to purchase Shares of Common Stock granted to a Participant pursuant to Article V and which is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

        1.10 'Nonqualified Stock Option' shall mean an option to purchase Shares of Common Stock granted to a Participant pursuant to Article IV and which is not intended to qualify as an Incentive Stock Option under Section 422 of the Code.

        1.11 'Officer' or 'Participant' shall mean a person who has been granted a Stock Option or Restricted Stock under the Plan.

        1.12 'Plan' shall mean this United National Bancorp 2001 Officer Long-Term Equity Plan, as it may be amended from time to time.

        1.13 'Restricted Stock' shall mean Common Stock granted to a Participant pursuant to the Plan, which may be forfeitable and/or have restrictions on transfer in any form as defined in Article VII.

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
        1.14 'Retirement' shall mean any normal or early Retirement by a Participant pursuant to the terms of any pension Plan or policy of the Corporation or any Subsidiary that is applicable to such Participant at the time of his or her Termination of Service.

        1.15 'Secretary' shall mean the corporate Secretary of the Corporation.

        1.16 'Shares' shall mean Shares of Common Stock.

        1.17 'Stock Dividend' shall mean a dividend or other distribution declared on the Shares of Common Stock payable in (i) capital stock of the Corporation or any Subsidiary of the Corporation, or (ii) rights, options or warrants to receive or purchase capital stock of the Corporation or any Subsidiary of the Corporation, or (iii) securities convertible into or exchangeable for capital stock of the Corporation or any Subsidiary of the Corporation, or (iv) any capital stock received upon the exercise, or with respect to, the foregoing.

        1.18 'Stock Option' shall mean a right to purchase Common Stock of the Corporation granted to an Officer pursuant to the Plan.

        1.19 'Subsidiary(ies)' shall mean any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly by the Corporation, excluding entities controlled in a fiduciary capacity.

        1.20 'Terminate (Termination of) service (or Termination)' shall mean the time at which the Participant ceases to provide services to the Corporation in any capacity, including, but not limited to, services as a director or as a common law employee, but shall not include a lapse in providing services which the Board determines to be a temporary leave of absence.

        1.21 'Year(s) of Service' shall mean any calendar year during which the applicable person was employed by the Corporation or any Subsidiary for at least seven months.

                                   ARTICLE II
                                 ADMINISTRATION

    Subject to the terms of this Article II, the Plan shall be administered by a Committee (the 'Committee') of the Board of Directors of the Corporation (the 'Board') which shall consist of those members of the Compensation Committee of the Board who are 'Non-Employee Directors' as that term is defined in Rule 16b-3 promulgated under the Exchange Act, provided, that if there are less than two members of the Compensation Committee of the Board who so qualify, the Board shall appoint from among its members who do so qualify one or more additional members of the Committee so that at all times the Committee shall have at least two such members.

    The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Subject to the terms hereof, the Committee shall have exclusive power to:

        (a) Designate, from time to time, the particular key employees of the Corporation to whom Stock Options or Restricted Stock will be granted;

        (b) Designate the time or times when Stock Options or Restricted Stock will be granted;

        (c) Determine the number of Shares of Common Stock subject to issuance pursuant to any Stock Option or Restricted Stock award, and all of the terms, conditions, restriction limitations, if any, of an award of Stock Options or Restricted Stock, including the time and conditions of exercise or vesting;

        (d) Accelerate the vesting of Stock Options or Restricted Stock or exercise of any Stock Options when such actions would be in the best interests of the Corporation;

        (e) Interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan; and

        (f) Make such other determinations and take such other action as it deems necessary or advisable in connection with the foregoing.

    The Committee shall have full authority and responsibility to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Stock Options or Restricted Stock issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Corporation and all Participants.

                                  ARTICLE III
                           SHARES SUBJECT TO THE PLAN

    Subject to the provisions of Article XII of the Plan, the aggregate number of Shares which may be issued to Participants under grants of Stock Options or Restricted Stock made by the Committee under this Plan and the 2001 Non-Employee Director Equity Plan shall be 1,000,000. Shares to be distributed and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Corporation in its treasury. Shares that by reason of the unexercised expiration or unexercised termination of a Stock Option are no longer subject to purchase may be reoffered under the Plan. Shares that were the subject of Restricted Stock awards that were forfeited prior to vesting may also be re-offered under the Plan.

                                   ARTICLE IV
                                 STOCK OPTIONS

    4.1 Eligibility. The Committee shall, from time to time, select the particular key employees of the Corporation and its Subsidiaries to whom the Stock Options are to be granted and/or distributed in recognition of each such person's contribution to the Corporation's or the Subsidiary's success.

    4.2 Grant of Stock Options. All grants of Stock Options under this
Article IV shall be awarded by the Committee. Each grant of Stock Options shall be evidenced by a Stock Option agreement setting forth the total number of Shares subject to the Stock Option, the option exercise price, the term of the Stock Option, the vesting schedule, and such other terms and provisions as are approved by the Committee, but, except to the extent permitted herein, are not inconsistent with the Plan. In the case of an Incentive Stock Option, the Stock Option agreement shall also include provisions that may be necessary to assure that the option is an Incentive Stock Option under the Code. The Corporation shall execute Stock Option agreements upon instructions from the Committee.

    4.3 Exercise Price. The exercise price for a Nonqualified Stock Option shall be equal to the Fair Market Value per share of the Common Stock on the Date of Grant. The exercise price for an Incentive Stock Option shall be determined by the Committee and shall be an amount not less than the Fair Market Value per share of the Common Stock on the Date of Grant; the Committee shall determine the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding anything to the contrary contained in this Section 4.3, the exercise price of each Stock Option granted pursuant to the Plan shall not be less than the par value per share of the Common Stock.

    4.4 Option Period. The option period will begin and terminate on the respective dates specified by the Committee, but may not terminate later than ten years from the Date of Grant. No Stock Option granted under the Plan may be exercised at any time after the expiration of its option period. Subject to
Section 4.5, the Committee may provide for the vesting and exercise of Stock Options in installments and upon such terms, conditions and restrictions as it may determine. In addition to the provisions contained elsewhere herein concerning automatic acceleration of unmatured installments of Stock Options, the Committee shall have the right to

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
accelerate the time at which any Stock Option granted to an employee shall become vested, or exercisable.

    4.5 Vesting; Acceleration Upon Change in Control. Stock Options granted pursuant to the Plan shall become exercisable as follows: 50% of the award shall become exercisable on the second anniversary of the date of the grant; 25% shall become exercisable on the third anniversary of the date of the grant; and 25% shall become exercisable on the fourth anniversary of the date of the grant, subject in each case to the terms and conditions of Article VIII. All Stock Options theretofore granted under the Plan shall automatically become exercisable upon a Change in Control.

                                   ARTICLE V
                       LIMITS ON INCENTIVE STOCK OPTIONS

    5.1 Option Period. Notwithstanding the provisions of Section 5.4 hereof, if a Participant eligible to receive a grant of an Incentive Stock Option under
Section 422 of the Code owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation (or any Subsidiary of the Corporation) and an Incentive Stock Option is granted to such Participant, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the Date of Grant. In addition, the option price of any such Incentive Stock Option granted to any such Participant owning more than 10% of the combined voting power of all classes of stock of the Corporation (or any Subsidiary of the Corporation) shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

    5.2 Limitation on Exercises of Shares Subject to Incentive Stock Options. To the extent required by the Code for Incentive Stock Options, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422(d) of the Code; to the extent that any grant exceeds such $100,000 calendar year limit, the portion of such granted Stock Option shall be deemed a Nonqualified Stock Option.

    5.3 Disqualifying Disposition. If stock acquired upon exercise of an Incentive Stock Option is disposed of by a Participant prior to the expiration of either two years from the Date of Grant of such Stock Option or one year from the transfer of Shares to such Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of
Section 422 of the Code, such Participant, within ten days after such disposition, shall notify the Corporation in writing of the date and terms of such disposition, and pay to the Corporation any amount of income tax withholding required by law. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

    5.4 Termination. Notwithstanding the provisions of Article VIII, the option period of a Participant's Incentive Stock Options shall terminate no later than ninety (90) days after termination of such Participant's employment with the Corporation and its Subsidiaries; provided that if such employment terminates by reason of the death or total and permanent disability (as defined in Section 22(e) of the Code) of the Participant, then the option period of such Participant's Incentive Stock Options shall terminate no later than one year after such termination by reason of death or disability.

                                   ARTICLE VI
                           EXERCISE OF STOCK OPTIONS

    6.1 Payment. Full payment for Shares purchased upon exercise of a Stock Option shall be made in cash or by the Participant's delivery to the Corporation of Shares of Common Stock which have a Fair Market Value equal to the exercise price (or in any combination of cash and Shares of Common Stock having an aggregate Fair Market Value equal to the exercise price). No Shares may be issued until full payment of the purchase price therefor has been made, and a

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
Participant will have none of the rights of a stockholder until Shares are issued to him. Additionally, Shares covered by a Stock Option may be purchased upon exercise, in whole or in part, in accordance with the applicable Stock Option agreement, by authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of a Stock Option, and assigning the delivery to the Corporation of a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise.

                                  ARTICLE VII
                                RESTRICTED STOCK

    7.1 Eligibility. The Committee shall, from time to time, select the particular key employees of the Corporation and its Subsidiaries to whom the Restricted Stock are to be granted in recognition of each such person's contribution to the Corporation's or the Subsidiary's success.

    7.2 Grant of Stock. All grants of Restricted Stock under this Article VII shall be awarded by the Committee. Each share of Restricted Stock shall be made subject to restrictions on transfer and subject to forfeiture until the share 'vests' upon the Participant having continued as an employee of the Corporation or one of its Subsidiaries for a period of time specified in the agreement governing the award, which shall not be more than ten years after the date of grant. Each grant of Restricted Stock shall be evidenced by a Restricted Stock agreement setting forth the total number of Shares subject to the Restricted Stock, the vesting schedule, and such other terms and provisions as are approved by the Committee, but, except to the extent permitted herein, are not inconsistent with the Plan.

    7.3 Terms of the Grant. The Committee may provide for the vesting of Restricted Stock in installments and upon such terms, conditions and restrictions as it may determine. In addition to the provisions contained elsewhere herein concerning automatic acceleration of unvested installments of Restricted Stock, the Committee shall have the right to accelerate the time at which any Restricted Stock granted to an employee shall become vested. All Restricted Stock theretofore granted under the Plan shall automatically become vested upon a Change in Control.

                                  ARTICLE VIII
                      TERMINATION OF EMPLOYMENT OR SERVICE

    8.1 Options. Except as otherwise provided in Section 5.4 with respect to Incentive Stock Options, a Participant's Stock Options may be vested and/or exercised as follows in the event of such Participant's death or disability, retirement, voluntary termination or termination for Cause:

        (a) Death. In the event of a Participant's death, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full, and the Stock Option may be exercised for a period of twelve (12) months after the Participant's death, or until expiration of the option period (if sooner), by the Participant's estate or personal representative, or by the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the Participant's death;

        (b) Disability. In the event of a Participant's Termination of Service as a result of total and permanent Disability (as defined in Section 22(e) of the Code), all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full if such Participant shall have completed at least three Years of Service on or prior to the Termination of Service, and the Stock Option may be exercised by the Participant for a period of twelve (12) months after the Participant's termination of employment because of Disability, or until expiration of the option period (if sooner);

        (c) Retirement. In the event of a Participant's termination of employment as the result of a Retirement in accordance with the standard Retirement policies of the Corporation or the Subsidiary, as the case may be, then all unmatured installments of Stock Options grants outstanding shall thereupon automatically be accelerated and exercisable in full if such

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
    Participant shall have completed at least ten Years of Service on or prior to the Termination of Service, and the Stock Option may be exercised by the Participant or his guardian or legal representative for a period of twelve
    (12) months after or until expiration of the option period (if sooner);

        (d) Voluntary Termination. In the event that a Participant terminates employment voluntarily, the Stock Options may be exercised to the extent such Stock Options were exercisable immediately prior to the Termination of Service by the Participant for a period of twelve (12) months after or until expiration of the option period (if sooner);

        (e) Termination for Cause. In the event that a Participant's termination is for Cause, no Stock Option shall be exercisable after the date of termination.

    8.2 Restricted Stock. A Participant's Restricted Stock may be vested as follows in the event of such Participant's death or disability or retirement:

        (f) Death. In the event of a Participant's death, all Restricted Stock outstanding shall thereupon automatically be vested, provided the Participant was an employee of the Corporation or a Subsidiary immediately prior thereto;

        (g) Disability. In the event of a Participant's Termination of Service as a result of total and permanent Disability (as defined in Section 22(e) of the Code), all Restricted Stock outstanding shall thereupon automatically be vested, provided the Participant was an employee of the Corporation or a Subsidiary immediately prior thereto and the Participant shall have completed at least three Years of Service on or prior to the Termination of Service;

        (h) Retirement. In the event of a Participant's termination of employment as the result of a Retirement in accordance with the standard Retirement policies of the Corporation or the Subsidiary, as the case may be, then all Restricted Stock outstanding shall thereupon automatically be vested, provided the Participant shall have completed at least ten Years of Service on or prior to the Termination of Service;

    8.3 More Restrictive Terms. Notwithstanding the foregoing, an individual grant of a Stock Option or Restricted Stock to a Participant under the Plan may provide, pursuant to the terms of the particular Stock Option or Restricted Stock agreement, more restrictive terms than those contained in this Plan concerning any exercise of such Stock Option or grant of Restricted Stock with respect to any termination of employment or service by such Participant.

                                   ARTICLE IX
                            AMENDMENT OR TERMINATION

    This Plan may be amended or terminated by the Board at any time and in any respect, except that no amendment may be made without stockholder approval if such amendment would (a) increase the maximum number of Shares available for issuance under the Plan, (b) modify the class of persons eligible to receive awards under the Plan, (c) materially increase the benefits accruing to Participants under the Plan, (d) increase the periods during which Options may be granted or exercised, or during which Restricted Stock may be granted or vest, or (e) change the vesting schedule provided in this Plan for options. Similarly, subject to obtaining the consent of the Participant where required by contract law, the Committee may alter, amend or modify any award or grant made pursuant to this Plan in any respect not in conflict with the provisions of the Plan, if the Committee deems such alteration, amendment or modification to be in the best interests of the Participant or the Corporation by reason of changes or interpretations in tax, securities or other applicable laws.

                                   ARTICLE X
                               EFFECT OF THE PLAN

    Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any employee any right to be granted a Stock Option to purchase or receive Common Stock of the Corporation, to be granted Restricted Stock or any other rights except as may be evidenced by a Stock Option or Restricted Stock agreement, or any amendment thereto, duly authorized by and executed on behalf of the Corporation and then only to the extent of and upon the terms and conditions expressly set forth therein.

                                   ARTICLE XI
                                      TERM

    The Plan shall be submitted to the Corporation's stockholders for their approval. Unless sooner terminated by action of the Board, the Plan will terminate on the 16th day of April 2011. Stock Options and Restricted Stock under the Plan may not be granted after that date, but Stock Options and Restricted Stock granted before that date will continue to be effective in accordance with their terms and conditions.

                                  ARTICLE XII
                              CAPITAL ADJUSTMENTS

    If at any time while the Plan is in effect or unexercised Stock Options or unvested Restricted Stock is outstanding there shall be any increase or decrease in the number of issued and outstanding Shares of Common Stock through the declaration of a Stock Dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of Shares of Common Stock, then and in such event:

        (a) An appropriate adjustment shall be made in the maximum number of Shares of Common Stock then subject to being awarded under grants pursuant to the Plan, to the end that the same proportion of the Corporation's issued and outstanding Shares of Common Stock shall continue to be subject to being so awarded;

        (b) Appropriate adjustments shall be made in the number of Shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Corporation's issued and outstanding Shares of Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price; and.

        (c) Appropriate adjustments shall be made in the number of shares of Restricted Stock previously granted and unvested, to the end that the same proportion of the Corporation's issued and outstanding Shares of Common Stock in each instance shall remain the subject of the award of Restricted Stock.

    Any fractional Shares resulting from any adjustment made pursuant to this
Article XII shall be eliminated for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Corporation of Shares of its capital stock of any class, or securities convertible into Shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Corporation convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares of Common Stock then subject to outstanding Stock Options or Restricted Stock granted under the Plan.

                                  ARTICLE XIII
                            CORPORATE REORGANIZATION

    In the event of a transaction involving (i) the liquidation or dissolution of the Corporation, (ii) a merger or consolidation in which the Corporation is not the surviving corporation, or (iii) the sale or disposition of all or substantially all of the Corporation's assets, provision shall be made in connection with such transfer for the assumption of Stock Options or Restricted Stock theretofore granted under the Plan, or the substitution for such Stock Options or Restricted Stock of new equity of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Board, the Plan and the Stock Options and Restricted Stock issued hereunder shall terminate on the effective date of such transaction and appropriate provision shall be made for payment to the Participant of an amount in cash equal to the fair market value of a Share multiplied by (a) the number of Shares subject to the Stock Options (to the extent such Stock Options have not been exercised) less the exercise price for such Stock Options (to the extent such Stock Options have not been exercised), plus (b) the number of shares of Restricted Stock.

                                  ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

    14.1 Exercise of Stock Options. Stock Options granted under the Plan may be exercised during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable Stock Option agreements. Notwithstanding anything to the contrary contained herein, Stock Options may not be exercised, nor may Shares be issued pursuant to a Stock Option if any necessary listing of the Shares on a stock exchange or any registration under state or Federal securities laws required under the circumstances has not been accomplished.

    14.2 Non-Assignability. A Stock Option or (until vested) a share of Restricted Stock granted to a Participant may not be transferred or assigned, other than (i) by will or the laws of descent and distribution, or
(ii) pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended), provided, that in the case of an Incentive Stock Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such option as an Incentive Stock Option under
Section 422 of the Code, or any successor provision. Subject to the foregoing, during a Participant's lifetime, Stock Options granted to a Participant may be exercised only by the Participant or, provided the particular Stock Option agreement so provides, by the Participant's guardian or legal representative.

    14.3 Investment Intent. The Corporation may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options or Restricted Stock granted or the Shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

    14.4 Allotment of Shares. The Committee shall determine the number of Shares of Common Stock to be offered from time to time by grant of Stock Options or Restricted Stock to Participants under the Plan. The grant of a Stock Option or Restricted Stock to a Participant shall not, by itself, be deemed either to entitle the Participant to, or to disqualify the Participant from, participation in any other grant of Stock Options or Restricted Stock under the Plan.

    14.5 No Right to Continue Employment. This Plan does not constitute a contract of employment. Nothing in the Plan or in any Stock Option or Restricted Stock agreement confers upon any employee the right to continue in the employ of the Corporation or interferes with or restricts in any way the right of the Corporation to discharge any employee at any time (subject to any contract rights of such employee).

    14.6 Stockholders' Rights. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to Shares which have been actually issued.

    14.7 Indemnification of Board and Committee. No current or previous member of the Board or the Committee, nor any officer or employee of the Corporation acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all such members of the Board or the Committee and each and any officer or employee of the Corporation acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Corporation's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

    14.8 Dividends and Dividend Equivalents. The Committee may provide that any grants of Restricted Stock under the Plan may earn dividends or dividend equivalents. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or share equivalents. Without limiting the foregoing, at the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on shares of Restricted Stock by the Corporation shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such Shares, in which case such dividends shall be paid over to the Participant, or (ii) the forfeiture of such Shares under the terms hereof and of the grant agreement, in which case such dividends shall be forfeited to the Corporation, and such dividends shall be held by the Corporation for the account of the Participant until such time. In the event of such deferral, interest shall be credited on the amount of such dividends held by the Corporation for the account of the Participant from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in
(i) and (ii) of the immediately preceding sentence, in the manner specified therein.

    14.9 Gender and Number. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

    14.10 Governing Law. The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey.

    14.11 Other Applicable Laws. The obligation of the Corporation to sell or deliver Shares with respect to Stock Options or Restricted Stock granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board. The Corporation shall not be deemed, by reason of the granting of any Stock Option or Restricted Stock award, to have any obligation to register the Shares subject to such Stock Option or Restricted Stock award under the Securities Act of 1933, as amended, or to maintain in effect any registration of such Shares which may be made at any time under such act.

                                   ARTICLE XV
                                 EFFECTIVE DATE

    The effective date of the Plan shall be April 17, 2001, that is the date on which it was first approved and adopted by the Shareholders. The Plan will continue in effect until the expiration of its term or until earlier terminated, amended, or suspended in accordance with the terms hereof.

                                                                      APPENDIX C

                            UNITED NATIONAL BANCORP
                            AUDIT COMMITTEE CHARTER

    This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of United National Bancorp (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval. It is anticipated that the Board of Directors of the Company's subsidiary, United National Bank (the Bank) will appoint an audit committee of the board of the Bank (the Bank Committee) composed of the same members as the Committee; provided that if the membership of the Committee and the Bank Committee are the same, then the two Committees shall perform their functions together and the actions and minutes of either Committee shall serve as the actions and minutes of the other, unless either Committee determines (and sets forth in its minutes) that it should act separately.

OVERALL ROLE OF THE COMMITTEE

    The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, internal and external auditing, internal control, legal compliance and financial reporting practices of the Company. The Committee may also have such other duties as may from time to time be assigned to it by the Board. The Committee shall maintain minutes of meetings and periodically report to the Board of Directors on significant results of their activities.

MEMBERSHIP; INDEPENDENCE; ORGANIZATION

    The membership of the Committee shall consist of four outside directors. Each Committee member shall be free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the Nasdaq.

    The Board shall approve nominations for appointment to the Committee, elect the members of the Committee, consider and pass judgment on their strict independence, and appoint the chair of the Committee. In selecting members for the Committee, the Board shall consider, among other things, appropriate past experience, special abilities, availability and the requirements of applicable laws and regulations. Consideration shall also be given to a suitable balance between including new members on the Committee and maintaining an effective level of experience among Committee members in audit and financial matters.

    The Committee shall maintain free and open communication with the independent auditors, the internal auditors, and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control, or financial reporting practices brought to its attention, with full access to all Company books, records, facilities, and personnel. The Committee shall have unrestricted access to the Company's outside counsel without prior approval by either the Board or management of the Company (Management). The Committee may retain outside counsel, or other advisors as it deems appropriate at Company expense without prior approval of the Board or Management.

    One member of the Committee shall be appointed by the Board as chair of the Committee. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner, and the director of internal audit.

MEETINGS

    The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. Special meetings may be called from time to time by the chair of the Committee.

    All meetings shall be attended by the Company's independent auditors, its internal auditors, its General Counsel and, by invitation, other members of Management. All meetings will allow, as needed, for private comments to the Committee from Management, independent auditors and internal auditors, as well as for Committee executive discussions. At least once each year the Committee shall have separate private meetings with the independent auditors, Management, and the internal auditors.

RESPONSIBILITIES AND DUTIES

    Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. (Subheadings are for convenience only and do not limit the items listed below them.) The Committee shall be responsible for:

Independent Auditors

     Recommending to the Board for its approval the independent auditors to be retained to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

     Reviewing and approving the scope of the independent auditors' auditing work and other services and their fees for each year.

     Evaluating, together with the Board, the performance of the independent auditors and, where appropriate, replacing such auditors.

     Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee the independence of the outside auditors.

     Overseeing the relationship with the independent auditors, including discussing with such auditors the nature and results of the audit process, receiving and reviewing audit reports, determining whether the scope of the independent auditors activity has been restricted by Management, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     Reviewing and approving the audit plan of the independent auditors and its integration with the Company's internal audit plan, and reviewing progress against the audit plan at the Committee's meetings.

     Reviewing pending regulatory changes and proposed new accounting standards as presented by the independent auditors and evaluating their impact on the Company.

Financial Statements; Reports

     Reviewing the audited financial statements and discussing them with Management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

     Annually issuing a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     Discussing with a representative of Management and the independent auditors as considered necessary by either the independent auditor or the Committee:
     (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release, and (3) the results of the review of such information by the independent auditors. Upon the request of, and delegation of authority from, the Board, reviewing and discussing with a representative of Management and the independent auditors any financial data which is to be released by the Company for publication, other than the matters listed in (1), (2) or (3) above. (These discussions may be held with the Committee as a whole, with the Committee chair in person, or by telephone.)

     Reviewing and discussing with a representative of Management and the independent auditors: (1) reports from the independent auditors regarding internal controls and their effectiveness, (2) reports from the independent auditors regarding FDICIA, and (3) the annual management letter from the independent auditors and Management's response thereto. (These discussions may be held with the Committee as a whole, with the Committee chair in person, or by telephone.) Reviewing and making recommendations to the Board for action with respect to recommendations from the independent auditors or internal auditors relative to weaknesses in or suggestions for improvements in, financial reporting or internal controls.

Internal Auditors

     Overseeing internal audit activities, including discussing with Management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, changes in planned activities, results, budget, staffing and qualifications.

     Reviewing the performance of the director of internal audit. Reviewing and concurring in the appointment, replacement, reassignment or dismissal of the director of internal audit. Confirming the objectivity of internal audit.

     Discussing with Management, the internal auditors, and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

     Reviewing significant reports prepared by internal audit together with Management's response and reviewing progress in compliance.

     Determining whether the scope of the internal auditors' activity has been restricted by Management.

Legal Matters

     Discussing with Management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements; the Company's compliance with applicable laws and regulations; and any material reports or inquiries from regulatory or governmental agencies and related Management responses.

Review and Revision of the Charter

     Reviewing and reassessing this Charter annually and recommending any proposed changes to the Board for approval.

     Determining the Charter is published periodically in accordance with SEC regulations.

SOME LIMITATIONS ON THE COMMITTEE'S ROLE

    The Committee's job is one of oversight. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that Management (including the internal audit staff) and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly, the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

                                Appendix 1

[x] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                REVOCABLE PROXY
                            UNITED NATIONAL BANCORP

ANNUAL MEETING OF SHAREHOLDERS
       APRIL 17, 2001

The undersigned hereby appoints Joanne F. Herb, Charles E. Nunn and A. Richard Abrahamian and each of them with full powers of substitution and revocation, to act as attorneys and proxies of the undersigned and to vote on behalf of the undersigned all shares of Common Stock of United National Bancorp (the "Corporation"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 17, 2001 at 10:00 a.m. at the Headquarters Building of the Corporation, 1130 Route 22 East. Bridgewater, New Jersey, or at any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote as indicated herein. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as set forth in this proxy. Please refer to the Proxy Statement for a discussion of the Proposals.

This proxy is revocable and, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTIONS ARE GIVEN, THIS PROXY (IF SIGNED) WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR DIRECTOR AND IN FAVOR OF THE 2001 NON-EMPLOYEE DIRECTOR AND OFFICER LONG TERM EQUITY PLANS.



                                                            --------------------
                                                             Date

 Please sign exactly as your name appears on this card.
--------------------------------------------------------------------------------


----- Shareholder sign above----------Co-holder (if any) sign above-------------



                                                                     FOR ALL
1.  ELECTION OF DIRECTORS                  FOR        WITHHELD       EXCEPT
    The nominees are:                      [ ]          [ ]            [ ]

    George W. Blank       John R. Kopicki
    John W. McGowan III   Paul K. Ross


Instructions: To vote all of the nominees, put an X in the box marked "For". To withhold your vote for all of the nominees, put an X in the box marked "Withheld". To vote for some but not all of the nominees, put an X in the box marked "For All Except" and list on the line below only those nominees for whom your vote is withheld.

--------------------------------------------------------------------------------

2.  Approval of the Corporation's 2001     YES          NO           ABSTAIN
    Non-employee Director Long Term        [ ]          [ ]            [ ]
    Equity Plan, which provides for
    options to purchase the
    Corporation's Common Stock and other
    stock-based incentive grants to be
    issued to non-employee directors of
    the Corporation as more fully set
    forth in the proxy statement.

3.  Approval of the Cproration's 2001      YES          NO           ABSTAIN
    Officer Long Term Equity Plan which    [ ]          [ ]            [ ]
    provides for options to purchase the
    Corporation's Common Stock and other
    stock-based incentive grants to be
    issued to officers of the
    Corporation as more fully set forth
    in the proxy statement.

4.  OTHER BUSINESS
    The appointed proxies are authorized to vote upon all matters incidental to the conduct of the Annual Meeting and such other business as may properly come before the Annual Meeting in accordance with their best judgement.

Please mark, sign, date and return the proxy promptly in the enclosed envelope.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, personal representative, trustee or in some other representative capacity, please sign name and give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


   Detach above card, sign, date and mail in postage paid envelope provided.

                            UNITED NATIONAL BANCORP

--------------------------------------------------------------------------------
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder appoints JOANNE F. HERB, CHARLES E. NUNN and A. RICHARD ABRAHAMIAN, or any one of them, as attorneys and proxies of the shareholder, with full power of substitution, to vote on behalf of the shareholder and in his or her name and stead, all shares of the common stock of United National Bancorp which the shareholder would be entitled to vote if personally present at the Corporation's Annual Meeting of Shareholders to be held at the Headquarters Building of the Corporation, 1130 Route 22 East. Bridgewater, New Jersey, on April 17, 2001, and at any adjournments.

The shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 27, 2001.
--------------------------------------------------------------------------------

                       [LOGO OF UNITED NATIONAL BANCORP]


                         DIRECTIONS TO THE HEADQUARTERS
                         BUILDING FOR THE ANNUAL MEETING
                                 APRIL 17, 2001

HOW TO GET HERE FROM ROUTE 22 WEST:

Take Route 22 West to the Bridgewater area. After passing the intersection with Interstate 287, continue on Route 22 West for approximately 1.8 miles to the exit for N. BRIDGE ST./GROVE ST./SOMERVILLE. Continue up the exit ramp, following signs for Route 22, East. Once on Route 22 East, continue for 0.7 miles to United National's Headquarters Building (on the right immediately past the 1120 Corporate Center).

FROM ROUTE 22 EAST:

Take Route 22 East to the Bridgewater area. After passing the Route 202/206 Intersection, continue on Route 22 East for 1.7 miles to United National's Headquarters Building (on the right immediately past the 1120 Corporate Center).

FROM INTERSTATE 287 NORTH:

Take Interstate 287 North to Exit 14B (Route 22 West). Continue on Route 22 West for 1.5 miles to the exit for N. BRIDGE ST./GROVE ST./SOMERVILLE. Follow signs on ramp for Route 22 East. Continue on Route 22 East for 0.7 miles to United National's Headquarters Building (on the right immediately past the 1120 Corporate Center).

FROM INTERSTATE 287 SOUTH:

Take Interstate 287 South to Exit 17 Route 202/206 South (Princeton/Somerville). Continue on Route 202/206 South past Bridgewater Municipal Complex and Commons Mall, to the exit marked 22 EAST/NEW YORK. Continue on Route 22 East for 1.5 miles to United National's Corporate Headquarters Building (on the right immediately past the 1120 Corporate Center).